Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-187202

         PROSPECTUS

CONSOLIDATED COMMUNICATIONS, INC.

OFFER TO EXCHANGE
$300,000,000 OF 10.875% SENIOR NOTES DUE 2020
FOR
$300,000,000 OF 10.875% SENIOR NOTES DUE 2020
WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

UNCONDITIONALLY GUARANTEED BY
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
AND CERTAIN SUBSIDIARIES OF CONSOLIDATED COMMUNICATIONS, INC.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON MAY 1, 2013, UNLESS EXTENDED.

Terms of the exchange offer:

  •
  The notes being offered hereby (the "Exchange Notes") are being registered with the Securities and Exchange Commission and are being offered in exchange for all of outstanding 10.875% Senior Notes due 2020 (the "Original Notes") of Consolidated Communications, Inc. (the "Company") that were previously issued in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The terms of the exchange offer are summarized below and are more fully described in this prospectus.

  •
  The Company will exchange all Original Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw tenders of Original Notes at any time prior to the expiration of the exchange offer.

  •
  The Company believes that the exchange of Original Notes will not be a taxable event for U.S. federal income tax purposes, but you should see "The Exchange Offer—Tax Consequences of the Exchange Offer" on page 40 of this prospectus for more information.

  •
  The Company will not receive any proceeds from the exchange offer.

  •
  The terms of the Exchange Notes are substantially identical to the Original Notes, except that the Exchange Notes are registered under the Securities Act and the transfer restrictions and registration rights applicable to the Original Notes do not apply to the Exchange Notes.

  •
  The Exchange Notes will be guaranteed on a senior unsecured basis by the Company's parent, Consolidated Communications Holdings, Inc., and by certain subsidiaries of Consolidated Communications, Inc.

  •
  The Company does not intend to list the Exchange Notes on any securities exchange or to have them approved for any automated quotation system.

         See the section entitled "Description of the Notes" that begins on page 43 for more information about the Exchange Notes to be issued in this exchange offer.

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for outstanding Original Notes where such outstanding Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after consummation of this exchange offer (or such shorter period until the date on which all broker-dealers have disposed of their registrable securities), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         This investment involves risks. See the section entitled "Risk Factors" that begins on page 11 for a discussion of the risks that you should consider prior to tendering your Original Notes in the exchange.

         Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 3, 2013.
This prospectus and the letter of transmittal are first being mailed to all holders of the Original Notes on April 3, 2013.

        NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., CONSOLIDATED COMMUNICATIONS, INC. OR ITS SUBSIDIARY GUARANTORS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE UNDER ANY CIRCUMSTANCES AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., CONSOLIDATED COMMUNICATIONS, INC. OR ITS SUBSIDIARY GUARANTORS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF THE DATE OF THIS PROSPECTUS UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

IMPORTANT TERMS USED IN THIS PROSPECTUS

        In this prospectus, unless the context indicates otherwise, the terms the "Company" and the "Issuer" refer to Consolidated Communications, Inc. and not to its parent, subsidiaries or affiliates, and "Consolidated," "we," "us" and "our" refer to Consolidated Communications Holdings, Inc. and its consolidated subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        This prospectus incorporates important business and financial information about Consolidated that is not included in or delivered with this prospectus. We incorporate by reference the following documents filed with the Securities and Exchange Commission (the "SEC"):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

  •
  our Current Report on Form 8-K filed on February 21, 2013; and

  •
  the audited consolidated financial statements contained in pages 59 through 100 of SureWest Communications' Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent such documents are deemed "filed" for purposes of the Exchange Act, until we complete the offering of the Exchange Notes.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You can obtain any of the documents incorporated by reference through us, the SEC or the SEC's website, http://www.sec.gov. Documents we have incorporated by reference are available from us without charge, excluding exhibits to those documents unless we have specifically incorporated by reference such exhibits in this prospectus. Any person, including any beneficial owner, to whom this prospectus is delivered, may obtain the documents we have incorporated by reference in, but not delivered with, this prospectus by requesting them by telephone or in writing at the following address:

Consolidated Communications Holdings, Inc.
121 South 17th Street
Mattoon, Illinois 61938
(217) 235-3311
Attn: Investor Relations

        To obtain timely delivery you must request this information no later than five (5) business days before the date you must make your investment decision. Such date is April 24, 2013.

 WHERE YOU CAN FIND MORE INFORMATION

        Consolidated files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Consolidated.

        We maintain an Internet site at www.consolidated.com which contains information concerning Consolidated and its subsidiaries. The information contained at our Internet site is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

        This prospectus forms part of the registration statement on Form S-4 filed by the Company and the other registrants named therein with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. This prospectus is used to offer and sell the Exchange Notes referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements." Any statements contained in this prospectus that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such.

        Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan," "may," "estimate," "target," "project," "should," "will," "can," "likely," or other similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are subject to numerous risks and uncertainties. Such forward-looking statements reflect, among other things, our current expectations, plans, strategies and anticipated financial results and involve a number of known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties and factors include, but are not limited to, the following:

  •
  the substantial amount of our debt and our ability to incur additional debt in the future;

  •
  our need for a significant amount of cash to service and repay our debt and to pay dividends on our common stock;

  •
  restrictions contained in our debt agreements that limit the discretion of management in operating the business;

  •
  our ability to refinance our existing debt as necessary;

  •
  rapid development and introduction of new technologies in the telecommunications industry;

  •
  intense competition in the telecommunications industry;

  •
  unanticipated higher capital spending for, or delays in, the deployment of new technologies, and the pricing and availability of equipment, materials and inventories;

  •
  risks associated with the SureWest acquisition, including risks associated with the integration of SureWest;

  •
  benefits of the SureWest acquisition;

  •
  risks associated with our possible pursuit of further acquisitions;

  •
  economic conditions in our service areas;

  •
  system failures;

  •
  losses of large customers or government contracts;

  •
  losses of large numbers of other customers, or an inability to secure new customers at the pace and cost at which they have previously been secured;

  •
  risks associated with the rights-of-way for the network;

  •
  disruptions in the relationships with third party vendors;

  •
  losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future;

  •
  changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services;

  •
  telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network;

  •
  high costs of regulatory compliance;

  •
  the cost and competitive impact of legislation and regulatory changes in the telecommunications industry;

  •
  liability and compliance costs regarding environmental regulations; and

  •
  risks related to litigation in which we are or may become involved.

        These and other uncertainties related to our business and the business of SureWest are described in greater detail in the section entitled "Risk Factors." Many of these risks are beyond our management's ability to control or predict. All forward-looking statements attributable to us or persons acting on behalf of us are expressly qualified in their entirety by the cautionary statements contained, and risk factors identified, in this prospectus. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we undertake no obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

        The following summary highlights some of the information from this prospectus and does not contain all the information that is important to you. Before deciding to participate in the exchange offer, you should read the entire prospectus, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes and other information incorporated by reference herein. Some statements in this Prospectus Summary are forward-looking statements. See "Forward-Looking Statements."

 Consolidated Communications Holdings, Inc.

        Consolidated is a Delaware holding company with operating subsidiaries providing a wide range of communications services to residential and business customers in Illinois, Texas, Pennsylvania, California, Kansas and Missouri. We were founded in 1894 as the Mattoon Telephone Company by the great-grandfather of our current Chairman, Richard A. Lumpkin. After several acquisitions, the Mattoon Telephone Company was incorporated as the Illinois Consolidated Telephone Company ("ICTC") on April 10, 1924. We were incorporated under the laws of Delaware in 2002, and through our predecessors we have provided telecommunications services for more than a century. Through strategic acquisitions over the last eight years, we have grown our business, diversified our revenue and cash flow streams and created a strong platform for future growth. Our acquisitions strategy includes creating operating synergies associated with each acquisition. These operating synergies are created through the use of consistent platforms, convergence of processes and functional management of the combined entities. We measure our synergies during the first two years following an acquisition. For example, the acquisition of our Texas properties in 2004 tripled the size of our business and gave us the requisite scale to make systems and platform decisions that would facilitate future acquisitions. For the acquisition of our Pennsylvania properties, we achieved synergies in excess of $12.0 million in annualized savings, which at the time, represented about 20% of their operating expense. We have positioned our business to provide services in both rural and suburban markets with service territories spanning the country.

        We offer a wide range of telecommunications services, including local and long-distance service, high-speed broadband Internet access, video services, digital telephone service ("VOIP"), custom calling features, private line services, carrier grade access services, network capacity services over our regional fiber optic networks, directory publishing and Competitive Local Exchange Carrier ("CLEC") services. We also operate two non-core complementary businesses, prison services and equipment sales. We classify our operations into two reportable business segments: Telephone Operations and Other Operations.

  SureWest Merger

        On July 2, 2012, we completed the merger with SureWest Communications ("SureWest"), which resulted in the acquisition of 100% of all the outstanding shares of SureWest for $23.00 per share in a cash and stock transaction. The acquisition of SureWest provides additional diversification of our revenues and cash flows both geographically and by service type, which offers a platform for future growth and is expected to generate operational and capital cost synergies. SureWest provides a wide range of telecommunications, digital video, Internet, data and other facilities-based communications services in Northern California, primarily in the greater Sacramento region, and in the greater Kansas City, Kansas and Missouri areas. For the year ended December 31, 2011, SureWest reported $248.1 million in total operating revenues. For the six months ended June 30, 2012, SureWest generated $127.9 million in operating revenues. The total purchase price of $550.8 million, consisted of cash and assumed debt of $402.4 million and 9,965,983 shares of the our common stock valued at the opening stock price on July 2, 2012 of $14.89, which totaled $148.4 million. The cash portion of the merger consideration and the funds required to repay SureWest outstanding debt was financed with the sale of $300.0 million in aggregate principal amount of the Original Notes. We also used cash on hand and approximately $35.0 million in borrowings from our revolving credit facility. Because the acquisition closed on July 2, 2012, our financial information does not include any of the results of operations from SureWest prior to the acquisition date. The financial results of SureWest are included in the Telephone Operations segment as of the date of the acquisition.

        As part of the acquisition of SureWest, we expect to generate annual operating synergies of approximately $25.0 million, which will be phased in over the first two years after the closing as integration projects are completed.

  Prison Services Contract

        We currently provide telephone service to inmates incarcerated at facilities operated by the Illinois Department of Corrections through our Prison Services business. On June 27, 2012, the Illinois Department of Central Management Services announced its intent to replace us as the provider of those services with a competitor. We have challenged our competitor's bid and the State's decision to accept that bid in a variety of different forums. Although we will continue to seek legal recourse to the State's decision, we anticipate that our contract with the State of Illinois will end during 2013. During 2012, the prison services contract comprised 82% of the operating revenues in our Other Operations segment, 5% of consolidated operating revenues and approximately 2% of consolidated operating income, excluding financing and other transaction fees. For a more detailed discussion regarding the legal actions we have taken with regards to the prison services contract, see Part I, Item 3—"Legal Proceedings" in our 2012 Annual Report on Form 10-K incorporated herein.

Consolidated Communications, Inc.

        The Company, which is the Issuer of the Notes, is a wholly-owned subsidiary of Consolidated and is the parent of all of Consolidated's operating subsidiaries. The principal executive offices of the Company are located at 121 South 17th Street, Mattoon, Illinois 61938.

 The Exchange Offer

        On May 30, 2012, Consolidated Communications Finance Co. ("Finance Co."), a wholly-owned subsidiary of the Company, completed the offering of $300.0 million aggregate principal amount of the Original Notes. On July 2, 2012, Finance Co. merged with and into the Company, and the Company succeeded Finance Co. as the obligor under the Original Notes. The Original Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States only to non-U.S. persons in accordance with Regulation S under the Securities Act. In addition, some Original Notes were sold to "accredited investors" (as defined in Rule 501 under the Securities Act). As part of the offering, we entered into a registration rights agreement with the initial purchaser of the Original Notes in which we agreed, among other things, to deliver this prospectus and to complete an exchange offer for the Original Notes. The summary below describes the principal terms of the exchange offer. The section of this prospectus entitled "The Exchange Offer" contains a more detailed description of the terms and conditions of the exchange offer.

Securities Offered	Up to $300.0 million aggregate principal amount of 10.875% Senior Notes due 2020 which have been registered under the Securities Act, which we refer to as the "Exchange Notes". The form and terms of the Exchange Notes are identical in all material respects to those of the Original Notes. The Exchange Notes, however, will not contain transfer restrictions and registration rights applicable to the Original Notes.
The Exchange Offer	The Company is offering to exchange $1,000 principal amount of the Exchange Notes for each $1,000 principal amount of outstanding Original Notes.

In order to be exchanged, an Original Note must be properly tendered and accepted. All Original Notes that are validly tendered and not validly withdrawn will be exchanged. As of the date of this prospectus, there are $300.0 million in aggregate principal amount of the Original Notes outstanding. The Company will issue Exchange Notes promptly after the expiration of the exchange offer.

Resales

We are registering the exchange offer in reliance on the position enunciated by the staff of the SEC in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co, Inc., SEC No-Action Letter (June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (July 2, 1993). Based on interpretations by the staff of the SEC, as set forth in these no-action letters issued to third parties not related to us, we believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you are acquiring the Exchange Notes in the ordinary course of your business;
• you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, the distribution of the Exchange Notes; and

• you are not our affiliate.

Rule 405 under the Securities Act defines "affiliate" as a person that, directly or indirectly, controls or is controlled by, or is under common control with, a specified person. In the absence of an exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes. If you fail to comply with these requirements, you may incur liabilities under the Securities Act, and we will not indemnify you for such liabilities.

Each broker or dealer that receives Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities is deemed to acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the Exchange Notes issued in the exchange offer.

Commencement Date	We are delivering this prospectus and the related offer documents to the registered holders of the Original Notes on April 3, 2013.
Expiration Date	5:00 p.m., New York City time, on May 1, 2013, unless we extend the expiration date.
Withdrawal Rights

You may withdraw tenders of the Original Notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For more information, see the section entitled "The Exchange Offer—Withdrawal of Tenders."

Conditions to the Exchange Offer

The exchange offer is subject to certain customary conditions, which we may waive in our sole discretion. For more information, see the section entitled "The Exchange Offer—Conditions to the Exchange Offer." The exchange offer is not conditioned upon the exchange of any minimum principal amount of Original Notes.

Procedures for Tendering Original Notes

Substantially all of the Original Notes are held in book-entry form through The Depository Trust Company ("DTC"). If you are a broker, dealer, commercial bank, trust company or other owner that holds Original Notes in book-entry form through DTC for your own account and you wish to accept the exchange offer, you must tender such Original Notes through DTC's automated tender offer program. If you are an owner of Original Notes that are held in book-entry form by a broker, dealer, commercial bank, trust company or other nominee on your behalf and you wish to accept the exchange offer, you must contact the broker, dealer, commercial bank, trust company or other nominee through which you own your Original Notes and instruct such nominee to tender on your behalf through DTC's automated tender offer program. By tendering your Original Notes, you will be deemed to represent to us, among other things, (1) that you are, or the person or entity receiving the Exchange Notes is, acquiring the Exchange Notes in the ordinary course of business, (2) that neither you nor any such other person or entity are engaged in, or intend to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the Exchange Notes within the meaning of the Securities Act and (3) that neither you nor any such other person or entity is our affiliate within the meaning of Rule 405 under the Securities Act.

No Guaranteed Delivery Procedures	Because substantially all of the Original Notes are held in book-entry form, we have not provided guaranteed delivery procedures.
Registration Rights Agreement

Contemporaneously with the initial sale of the Original Notes, we entered into a registration rights agreement with the initial purchaser pursuant to which we agreed, among other things, (1) to consummate an exchange offer and (2) if required, to have a shelf registration statement declared effective with respect to resales of the Original Notes. This exchange offer is intended to satisfy our obligations set forth in the registration rights agreement. After the exchange offer is complete, except in limited circumstances with respect to specific types of holders of Original Notes, we will have no further obligation to provide for the registration under the Securities Act of such Original Notes. See the section entitled "The Exchange Offer."

Federal Income Tax Considerations

The exchange pursuant to the exchange offer will generally not be a taxable event for U.S. federal income tax purposes. For more details, see the section entitled "The Exchange Offer—Tax Consequences of the Exchange Offer."

Consequences of Failure to Exchange

If you do not exchange the Original Notes, they will remain entitled to all the rights and preferences and will continue to be subject to the limitations contained in the indenture governing the Original Notes. However, following the exchange offer, except in limited circumstances with respect to specific types of holders of Original Notes, we will have no further obligation to provide for the registration under the Securities Act of such Original Notes.

Absence of an Established Market for the Notes

The Exchange Notes will be a new class of securities for which there is currently no market. We do not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of such notes. Although we understand that the initial purchaser of the Original Notes intends to make a market in the Exchange Notes, they are not obligated to do so, and may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the Exchange Notes will develop or be maintained.

Use of Proceeds	We will not receive any proceeds from the exchange offer. For more details, see the "Use of Proceeds" section.
Exchange Agent

Wells Fargo Bank, National Association is serving as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are listed under the heading "The Exchange Offer—Exchange Agent."

The Exchange Notes

        The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes for which they are being exchanged, except that the Exchange Notes will be registered under the Securities Act. As a result, the Exchange Notes will not bear legends restricting their transfer and will not have provisions providing for the benefit of the registration rights or the obligation to pay additional interest because of our failure to register the Exchange Notes and complete this exchange offer as required. The Exchange Notes represent the same debt as the Original Notes for which they are being exchanged. Both the Original Notes and the Exchange Notes are governed by the same indenture. The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes. We use the term "Notes" in this prospectus to collectively refer to the Original Notes and the Exchange Notes.

Issuer	Consolidated Communications, Inc.
Notes Offered	$300.0 million aggregate principal amount of 10.875% senior notes due 2020.
Maturity	June 1, 2020.
Interest Payment Dates	June 1 and December 1 of each year, beginning on June 1, 2013. Interest will accrue from December 1, 2012.
Guarantees

The Exchange Notes will be jointly and severally unconditionally guaranteed on a senior unsecured basis by the Company's parent, Consolidated Communications Holdings, Inc., and by the Company's subsidiaries that are guarantors under its credit agreement. However, the guarantee by Consolidated will only be a guarantee of the due and punctual payment of the principal of, premium, if any, and interest, and additional interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise. Consolidated will not be subject to any of the covenants in the indenture that restrict the guarantors. See "Description of the Notes—Guarantees."

Ranking	The Exchange Notes will be the Company's general unsecured obligations and will be:
• general unsecured obligations of the Company;

•

effectively subordinated to all existing and future secured indebtedness of the Company (including indebtedness under its credit agreement) to the extent of the value of the assets securing such indebtedness;

• structurally subordinated to any existing and future indebtedness and other liabilities of the Company's subsidiaries that are not guarantors;
• equal in right of payment with all existing and future senior indebtedness of the Company (including indebtedness under its credit agreement);

• senior in right of payment to any future subordinated indebtedness of the Company; and
• guaranteed on a senior unsecured basis by each guarantor.

As of December 31, 2012, the Company had approximately $1,217.8 million of indebtedness outstanding, net of discounts, approximately $914.9 million of secured indebtedness outstanding, net of discounts, under its credit agreement, and approximately $50.0 million of secured borrowing capacity available under its credit agreement.

Each guarantee will be:
• a general unsecured obligation of the guarantor;

•

effectively subordinated to all existing and future secured indebtedness of the guarantor (including guarantees under the credit agreement) to the extent of the value of the assets securing such indebtedness;

• equal in right of payment with all existing and future senior indebtedness of the guarantor (including guarantees under the credit agreement); and
• senior in right of payment to any future subordinated indebtedness of the guarantor.

As of December 31, 2012, the guarantors had approximately $1,216.9 million of consolidated indebtedness, net of discounts. For the year ended December 31, 2012, on a pro forma basis giving effect to the acquisition of SureWest as if it occurred on January 1, 2012, the Company's non-guarantor subsidiaries would have represented 10.9% of our revenues and 14.8% of our EBITDA. At December 31, 2012, the Company's non-guarantor subsidiaries represented 7.8% of our total assets and 1.8% of our total liabilities. Please see page 21 for a reconciliation of EBITDA, which is a non-GAAP financial measure, to net income.

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes.
Optional Redemption

The Issuer will have the option to redeem the Exchange Notes, in whole or in part, at any time prior to June 1, 2016, in each case at the redemption prices plus an applicable "make-whole" premium described in this prospectus under the heading "Description of the Notes—Optional Redemption," together with any accrued and unpaid interest to the date of such redemption.

At any time on or after June 1, 2016, the Issuer may redeem the Exchange Notes, in whole or in part, at a redemption prices described under the heading "Description of the Notes—Optional Redemption," together with any accrued and unpaid interest to the date of such redemption.

At any time prior to June 1, 2015, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes at the redemption price described in this prospectus under the heading "Description of the Notes—Optional Redemption," together with any accrued and unpaid interest to the date of such redemption, with the net cash proceeds of one or more equity offerings, provided that at least 65% of the Notes remain outstanding after any redemption and the redemption must occur within 90 days of the closing of such equity offering.

Change of Control; Certain Asset Sales

Upon the occurrence of a change of control (as defined in the indenture for the Notes), holders of the Exchange Notes will have the right to require the Issuer to repurchase all or a portion of the Exchange Notes at a price equal to 101% of the aggregate principal amount of the Exchange Notes repurchased, together with any accrued and unpaid interest to the date of purchase. In connection with certain asset sales, the Issuer will be required to use the net cash proceeds of the asset sale to make an offer to purchase the Exchange Notes at 100% of the principal amount, together with any accrued and unpaid interest to the date of purchase.

Certain Covenants	The indenture limits the Issuer's and its restricted subsidiaries' ability to:
• incur additional indebtedness or issue certain preferred stock;
• pay dividends or make other distributions on capital stock or prepay subordinated indebtedness;
• purchase or redeem any equity interests;
• make investments;
• create liens;
• sell assets;
• enter into agreements that restrict dividends or other payments by restricted subsidiaries;
• consolidate, merge or transfer all or substantially all of its assets;
• engage in transactions with the Issuer's affiliates; or
• enter into any sale and leaseback transactions.

However, during any period that both Standard and Poor's Ratings Services and Moody's Investors Service,  Inc. have assigned the Exchange Notes an investment grade rating and no default has occurred and is continuing with respect to the Exchange Notes, most of the covenants will cease to be in effect.

These covenants are subject to important exceptions and qualifications, which are described under "Description of the Notes—Certain Covenants."
Additional Notes	The Issuer may from time to time create and issue additional notes having the same terms as the Notes, so that such additional notes shall be consolidated and form a single series with the Notes.
No Prior Market

The Exchange Notes will be new securities for which there is no market. Although the initial purchaser of the Original Notes has informed the Issuer that it intends to make a market in the Notes and, if issued, the exchange notes, it is not obligated to do so and may discontinue market making at any time without notice. Accordingly, a liquid market for the Notes and, if issued, the exchange notes, may not develop or be maintained.

Governing Law	The Exchange Notes offered hereby and the indenture relating to the Notes are governed by New York law.
Risk Factors

Holding the Exchange Notes involves risks. Please see "Risk Factors" beginning on page 11 of this prospectus, as well as the other cautionary statements throughout this prospectus, for a discussion of factors you should carefully consider before deciding to participate in this exchange offer.

RISK FACTORS

        Investing in the Exchange Notes involves risk. Please see the "Risk Factors" section in Consolidated's 2012 Annual Report on Form 10-K, which is incorporated by reference in this prospectus. Prospective participants in the exchange offer should carefully consider all of the information contained or incorporated by reference in this prospectus, including the risks and uncertainties described below, in evaluating your participation in the exchange offer. The risks set forth below (with the exception of the "Risk Factors Associated with the Exchange Offer") are generally applicable to the Original Notes as well as the Exchange Notes.

Risk Factors Associated with the Exchange Offer

If you fail to follow the exchange offer procedures, your Original Notes will not be accepted for exchange.

        We will not accept your Original Notes for exchange if you do not follow the exchange offer procedures as set forth in the letter of transmittal. We will issue Exchange Notes as part of this exchange offer only after timely receipt of your Original Notes, a proper "Agent's Message" and all other required documents. Therefore, if you want to tender your Original Notes, please allow sufficient time to allow for completion of the delivery procedures. If we do not receive your Original Notes, an Agent's Message and all other required documents by the expiration date of the exchange offer, we will not accept your Original Notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange. If there are defects or irregularities with respect to your tender of Original Notes, we will not accept your Original Notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

If you fail to exchange your Original Notes for Exchange Notes, they will continue to be subject to the existing transfer restrictions and you may not be able to sell them.

        We did not register the Original Notes under the Securities Act or any applicable state or foreign securities laws, nor do we intend to do so following the exchange offer. Original Notes that are not tendered in the exchange offer will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under applicable securities laws. As a result, if you hold Original Notes after the exchange offer, you may not be able to sell them. To the extent any Original Notes are tendered and accepted in the exchange offer, the trading market, if any, for the Original Notes that remain outstanding after the exchange offer may be adversely affected due to a reduction in market liquidity.

Because there is no public market for the Exchange Notes, you may not be able to resell them.

        The Exchange Notes will be registered under the Securities Act but will constitute a new issue of securities with no established trading market, and there can be no assurance as to the liquidity of any trading market that may develop, the ability of holders to sell their Exchange Notes or the price at which the holders will be able to sell their Exchange Notes.

        We understand that the initial purchaser of the Original Notes intends to make a market in the Exchange Notes. However, they are not obligated to do so, and any market-making activity with respect to the Exchange Notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active market will exist for the Exchange Notes or that any trading market that does develop will be liquid.

If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.

        A broker-dealer that purchased the Original Notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

Risk Factors Related to the Notes

We have a substantial amount of debt outstanding and may incur additional indebtedness in the future, which could restrict our ability to pay dividends and fund working capital and planned capital expenditures.

        As of December 31, 2012, we had $1,213.0 million of long-term debt, net of discounts, and $4.8 million of capital leases outstanding, along with $136.1 million of shareholders' equity. This amount of leverage could have important consequences, including:

  •
  we may be required to use a substantial portion of our cash flow from operations to make interest payments on our debt, which will reduce funds available for operations, future business opportunities and dividends;

  •
  we may have limited flexibility to react to changes in our business and our industry;

  •
  it may be more difficult for us to satisfy our other obligations;

  •
  we may have a limited ability to borrow additional funds or to sell assets to raise funds if needed for working capital, capital expenditures, acquisitions or other purposes;

  •
  we may become more vulnerable to general adverse economic and industry conditions, including changes in interest rates since a significant portion of our indebtedness has floating interest rates; and

  •
  we may be at a disadvantage compared to our competitors that have less debt.

        We cannot guarantee that we will generate sufficient revenues to service our debt and have adequate funds left over to achieve or sustain profitability in our operations, meet our working capital and capital expenditure needs, compete successfully in our markets, or pay dividends to our stockholders.

        If we cannot generate sufficient cash from our operations to meet our debt service obligations, we may need to reduce or delay capital expenditures, the development of our business generally and any acquisitions. If we became unable to meet our debt service and repayment obligations, we would be in default under the terms of our credit agreement and the indenture governing the Notes, which would allow our lenders and Note holders to declare all outstanding borrowings to be due and payable. If the amounts outstanding under our credit facilities or the Notes were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full the money owed, including the Notes.

Our credit agreement and the indenture governing the Notes contain operating and financial restrictions that may restrict our business and financing activities.

        Our credit agreement and the indenture governing the Notes contain, and any future indebtedness we incur may contain, a number of restrictive covenants that will impose significant operating and financial restrictions on us and certain of our subsidiaries. Among other things, our credit agreement limits or restricts our ability (and the ability of certain of our subsidiaries), and the indenture governing the Notes limits the ability of the Company and its restricted subsidiaries, to:

  •
  make investments and prepay or redeem debt;

  •
  incur additional indebtedness or issue preferred stock;

  •
  make restricted payments, including paying dividends on, redeeming, repurchasing, or retiring our capital stock;

  •
  create liens;

  •
  sell or otherwise dispose of assets, including capital stock of subsidiaries;

  •
  enter into agreements restricting our subsidiaries' ability to pay dividends, make loans, or transfer assets to us;

  •
  consolidate, merge or transfer all or substantially all of the assets of our company;

  •
  engage in transactions with our affiliates;

  •
  engage in sale and leaseback transactions; and

  •
  engage in a business other than telecommunications.

        As a result of these covenants, we will be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

        Our ability to comply with some of the covenants and restrictions contained in our credit agreement and the indenture governing the Notes may be affected by events beyond our control. If market or other economic conditions deteriorate, our ability to comply with these covenants may be impaired. A failure to comply with the covenants, ratios or tests in our credit agreement, the indenture or any future indebtedness could result in an event of default under our credit agreement, the indenture or our future indebtedness, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations.

        In addition, our credit agreement requires us to comply with specified financial ratios, including ratios regarding total leverage and interest coverage. Our ability to comply with these ratios may be affected by events beyond our control. These restrictions limit our ability to plan for or react to market conditions, meet capital needs, or otherwise constrain our activities or business plans. They also may adversely affect our ability to finance our operations, enter into acquisitions, or engage in other business activities that would be in our interest.

        A breach of any of the covenants contained in our credit agreement, in any future credit agreement or the indenture governing the Notes or our inability to comply with the financial ratios could result in an event of default, which would allow the lenders to declare all borrowings outstanding to be due and payable. If the amounts outstanding under our credit facilities, the indenture or other future indebtedness were to be accelerated, we cannot assure that our assets would be sufficient to repay in full the money owed, including the Notes. In such a situation, the lenders could foreclose on the assets and capital stock pledged to them. See "Description of the Notes" and "Description of Other Indebtedness."

We may not be able to refinance our existing debt if necessary, or we may only be able to do so at a higher interest expense.

        $404.9 million or 44.0% of the term portion of our credit facility matures in 2017. The remaining $515.0 million or 56.0% of the term portion of credit facility matures in 2018. We do not expect earnings to be sufficient by 2017 or 2018 to allow repayment of the maturing facility, and we may not be able to refinance those loans. Alternatively, any renewal or refinancing may occur on less favorable terms. If we are unable to refinance or renew our credit facilities, our failure to repay all amounts due on the maturity dates would cause a default under the credit agreement. If we refinance our credit facilities on terms that are less favorable to us than the terms of our existing debt, our interest expense may increase significantly, which could impair our ability to use our funds for other purposes, such as to pay dividends.

Your right to receive payments on the notes is effectively subordinated to the rights of our and the guarantors' existing and future secured creditors.

        Holders of our secured indebtedness and the secured indebtedness of the guarantors will have claims that are prior to your claims as holders of the Notes to the extent of the value of the assets securing that other indebtedness. Notably, we and the subsidiary guarantors are parties to our credit agreement, which is secured by liens on substantially all of our assets and the assets of the guarantors. The Notes will be effectively subordinated to the extent of the value of the assets constituting collateral securing such indebtedness. In the event of any distribution or payment of our or any guarantor's assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to assets constituting collateral securing such indebtedness. Holders of Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Notes, and potentially with all of our or any guarantor's other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Notes. As a result, holders of Notes may receive less, ratably, than holders of secured indebtedness.

        As of December 31, 2012, we had $914.9 million, net of discounts, of secured indebtedness outstanding under our credit agreement and approximately $50.0 million of available borrowing capacity under the revolving credit facility and $4.8 million of capital leases. In addition, we will be permitted to borrow secured indebtedness in the future under the terms of the indenture. See "Description of the Notes—Certain Covenants—Incurrence of Indebtedness" and "Description of the Notes—Certain Covenants—Liens."

Because all of our operations are conducted through our subsidiaries, our ability to service our debt is largely dependent on our receipt of distributions or other payments from our subsidiaries.

        As a holding company, the Company has no direct operations, and its principal assets are the equity interests it holds in its subsidiaries. However, those subsidiaries are legally distinct and have no obligation to transfer funds to the Company. As a result, the Company is dependent on its subsidiaries' results of operations, existing and future debt agreements, governing state law and regulatory requirements, and the ability to transfer funds to the Company to meet its obligations.

Claims of creditors of any existing and future subsidiaries which do not guarantee the Notes will be structurally senior and have priority over holders of the Notes with respect to the assets and earnings of such subsidiaries.

        All liabilities of any of our existing and future subsidiaries that do not guarantee the Notes will be structurally senior to the Notes to the extent of the value of the assets of such non-guarantor subsidiaries. Accordingly, claims of holders of the Notes will be structurally subordinated to the claims of creditors of such non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to the Company or a guarantor of the Notes. For the year ended December 31, 2012, on a pro forma basis giving effect to the acquisition of SureWest as if it occurred on January 1, 2012, the Company's non-guarantor subsidiaries would have represented 10.9% of our revenues and 14.8% of our EBITDA. At December 31, 2012, the Company's non-guarantor subsidiaries represented 7.8% of our total assets and 1.8% of our total liabilities.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

        Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Notes, will depend upon our future operating performance, which is subject to general economic and competitive conditions and to financial, business and other factors, many of which we cannot control. If we do not have sufficient funds on hand to pay our debt, we may be required to seek a waiver or amendment from our lenders, refinance our indebtedness, sell assets or sell additional shares of securities. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at the time. We may not be able obtain such financing or complete such transactions on terms acceptable to us, or at all. In addition, we may not be able to consummate an asset sale to raise capital or sell assets at prices that we believe are fair, and proceeds that we do receive may not be adequate to meet any debt service obligations then due. Our credit agreement and the indenture under which the Notes are issued restrict our ability to use the proceeds from asset sales. Our failure to generate sufficient funds to pay our debts or to undertake any of these actions successfully could result in a default on our debt obligations, which would materially adversely affect our business, results of operations and financial condition and our ability to satisfy our obligation under the Notes.

Despite our current leverage, we may still be able to incur substantially more debt. This could further exacerbate the risks that we and our subsidiaries face.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of our credit agreement and the indenture governing the Notes restrict, but do not prohibit, us from doing so. The indenture governing the Notes allows the Company to issue additional Notes under certain circumstances which will also be guaranteed by the guarantors. The indenture governing the Notes allows the Company to incur certain other additional secured debt and allows its subsidiaries that do not guarantee the Notes to incur additional debt, which would be structurally senior to the Notes. In addition, the indenture governing the Notes does not prevent us from incurring other liabilities that do not constitute indebtedness and does not limit Consolidated Communications Holdings, Inc.'s ability to incur indebtedness. See "Description of the Notes." If new debt or other liabilities are added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the Notes from relying on that subsidiary to satisfy claims.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under the guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

  •
  is insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the guarantors' remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        A guarantee may also be voided, without regard to the above factors, if a court finds that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

        A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a guarantee, you would no longer have a claim against the guarantor.

        Sufficient funds to repay the Notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        Each subsidiary guarantee will contain a provision intended to limit the guarantors' liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law or may eliminate the guarantors' obligations or reduce the guarantors' obligations to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees.

Holders of the Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased has occurred following a sale of "substantially all" of our assets.

        The definition of change of control in the indenture that governs the Notes includes a phrase relating to the sale of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase its Notes as a result of a sale of less than all our assets to another person may be uncertain.

Upon a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the Notes, which would violate the terms of the Notes.

        Upon the occurrence of a change of control, holders of the Notes will have the right to require the Issuer to purchase all or any part of such holders' Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Additionally, certain changes of control constitute an event of default under the credit agreement that allows the lenders to accelerate the maturity of borrowings under such facility and terminate their commitments to lend. There can be no assurance that either we or our subsidiary guarantors would have sufficient financial resources available to satisfy all of our or their obligations under these Notes in the event of a change in control. Our failure to purchase the Notes as required under the indenture would result in a default under the indenture, which could have material adverse consequences for us and the holders of the Notes.

We cannot assure you that an active trading market will develop for the Notes.

        Prior to this offering, there has been no trading market for the Exchange Notes. We do not intend to apply for listing of the Exchange Notes on any securities exchange or to arrange for quotation of the Exchange Notes on any automated dealer quotation system. We have been informed by the initial purchaser that it intends to make a market in the Exchange Notes after the exchange offer is completed. However, the initial purchaser is not obligated to make a market in the Exchange Notes and, if commenced, may cease its market-making at any time without notice.

        In addition, the liquidity of the trading market in the Exchange Notes, and the market price quoted for the Exchange Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the Exchange Notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the Exchange Notes may be adversely affected. In that case, you may not be able to sell your Exchange Notes at a particular time, or you may not be able to sell your Exchange Notes at a favorable price.

The market price for the Notes may be volatile.

        Even if an active trading market for the Exchange Notes does develop, there is no guarantee that it will continue. Historically, the market for non-investment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. The market, if any, for the Exchange Notes may experience similar disruptions, and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your Exchange Notes. In addition, the Exchange Notes may trade at a discount from their face amount, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Any rating downgrade for the Notes may cause the price of the Notes to fall.

        We have received credit ratings from certain rating services in connection with the Notes. In the event a rating service were to lower its rating on the Notes below the rating initially assigned to the Notes or otherwise announce its intention to put the Notes on credit watch, the price of the Notes could decline.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into with the initial purchaser in connection with the private offering of the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes. The Original Notes that are surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the Exchange Notes will not result in any increase or decrease in our indebtedness.

        The net cash proceeds from the private offering of the Original Notes, after deducting initial purchaser discounts and fees and expenses, were approximately $298.0 million. We used the net proceeds from the private offering of the Original Notes to partially finance the acquisition of SureWest Communications.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

For the Fiscal Year Ended December 31,
2008	2009	2010	2011	2012	2012
Actual					Pro Forma
1.17	1.63	1.79	1.81	1.09	1.19

        For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before provision (benefit) for income taxes, adjusted for fixed charges. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt expenses and estimated by management interest expense associated with operating leases.

 SELECTED FINANCIAL DATA

        The selected financial data set forth below should be read in conjunction with Part II, Item 7—"Management's Discussion and Analysis of Financial Condition and Results of Operations", our consolidated financial statements and the related notes, and other financial data included elsewhere in our 2012 Annual Report on Form 10-K incorporated herein by reference. Historical results are not necessarily indicative of the results to be expected in future periods.

	Year Ended December 31,
(In millions, except per share amounts)	2012(1)	2011	2010	2009	2008
Telephone operations revenues	$472.1	$342.6	$349.6	$364.6	$379.0
Other operations revenues	31.4	31.7	33.8	41.6	39.4

Total operating revenues	503.5	374.3	383.4	406.2	418.4
Cost of products and services (exclusive of depreciation and amortization)	193.7	139.3	142.3	145.5	143.5
Selling, general and administrative expense	111.7	81.1	88.0	104.8	108.8
Financing and other transaction costs(2)	20.8	2.6	—	—	—
Intangible asset impairment	2.9	—	—	—	6.1
Depreciation and amortization	121.0	88.7	87.2	85.2	91.7

Income from operations	53.4	62.6	65.9	70.7	68.3
Interest expense, net and loss on extinguishment of debt(3)	(77.1)	(49.4)	(50.7)	(57.9)	(66.3)
Other income, net	31.2	28.6	27.0	25.5	10.8

Income before income taxes and extraordinary item	7.5	41.8	42.2	38.3	12.8
Income tax expense	1.4	14.8	9.0	12.4	6.6

Income before extraordinary item	6.1	27.0	33.2	25.9	6.2
Extraordinary item, net of tax	—	—	—	—	7.2

Net income	6.1	27.0	33.2	25.9	13.4
Net income of noncontrolling interest(4)	0.5	0.6	0.6	1.0	0.9

Net income attributable to common shareholders(4)	$5.6	$26.4	$32.6	$24.9	$12.5

Income per common share—basic and diluted:(5)
Income per common share before extraordinary item	$0.15	$0.88	$1.09	$0.84	$0.18
Extraordinary item per share	—	—	—	—	0.24

Net income per common share—basic and diluted	$0.15	$0.88	$1.09	$0.84	$0.42
Weighted-average number of shares—basic and diluted	34,652	29,600	29,490	29,396	29,321

Cash dividends per common share	$1.55	$1.55	$1.55	$1.55	$1.55

Consolidated cash flow data:
Cash flows from operating activities	$123.2	$129.5	$116.1	$115.7	$93.4
Cash flows used for investing activities	(468.6)	(40.8)	(41.8)	(41.0)	(49.0)
Cash flows used for financing activities	257.5	(50.7)	(49.4)	(47.4)	(63.3)
Capital expenditures	77.1	41.9	42.9	41.8	49.0
Consolidated Balance Sheet:
Cash and cash equivalents	$17.9	$105.7	$67.7	$42.8	$15.5
Total current assets	108.5	161.9	129.2	102.0	72.1
Net property, plant and equipment	908.2	338.4	363.2	383.1	406.8
Total assets	1,794.8	1,194.1	1,209.5	1,226.6	1,241.6
Total debt (including current portion)	1,217.8	884.7	884.1	880.3	881.3
Shareholders' equity	136.1	47.8	71.9	80.7	75.3
Other financial data (unaudited):
Adjusted EBITDA(6)	$236.2	$189.5	$185.6	$188.8	$189.8

(1)
In July 2012, we acquired 100% of the outstanding shares of SureWest Communications ("SureWest") in a cash and stock transaction. SureWest results of operations have been included in our consolidated financial statements as of the acquisition date of July 2, 2012.

(2)
Financing and other transaction costs includes costs incurred related to the acquisition of SureWest including severance costs.

(3)
In 2012, we entered into a $350.0 million Senior Unsecured Bridge Loan Facility ("Bridge Facility") to fund the SureWest acquisition. During 2012, we incurred $4.2 million of amortization related to the financing costs and $1.5 million of interest related to ticking fees associated with the Bridge Facility. In addition, in 2012 we entered into a Second Amendment and Incremental Facility Agreement to amend our term loan facility. As a result, we incurred a loss on the extinguishment of debt of $4.5 million related to the repayment of our outstanding term loan.

(4)
We adopted the Financial Accounting Standards Board's ("FASB") authoritative guidance on the presentation of noncontrolling interests in consolidated financial statements effective January 1, 2009. This presentation has been retrospectively applied to all periods presented.

(5)
We adopted the FASB's authoritative guidance on the treatment of participating securities in the calculation of earnings per share on January 1, 2009. This presentation has been retrospectively applied to all periods presented.

(6)
In addition to the results reported in accordance with accounting principles generally accepted in the United States ("US GAAP" or "GAAP"), we also use certain non-GAAP measures such as EBITDA and adjusted EBITDA to evaluate operating performance and to facilitate the comparison of our historical results and trends. These financial measures are not a measure of financial performance under US GAAP and should not be considered in isolation or as a substitute for net income (loss) as a measure of performance and net cash provided by operating activities as a measure of liquidity. They are not, on their own, necessarily indicative of cash available to fund cash needs as determined in accordance with GAAP. The calculation of these non-GAAP measures may not be comparable to similarly titled measures used by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP are provided below.

EBITDA is defined as net earnings before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA is comprised of EBITDA, adjusted for certain items as permitted or required under our credit facility as described in the reconciliations below. These measures are a common measure of operating performance in the telecommunications industry and are useful, with other data, as a means to evaluate our ability to fund our estimated uses of cash.

        The following tables are a reconciliation of net cash provided by operating activities to Adjusted EBITDA:

	Year Ended December 31,
(In millions, unaudited)	2012	2011	2010	2009	2008
Net cash provided by operating activities	$123.2	$129.5	$116.1	$115.7	$93.4
Adjustments:
Non-cash, stock-based compensation	(2.3)	(2.1)	(2.4)	(1.9)	(1.9)
Other adjustments, net	(11.3)	(11.0)	4.2	(1.0)	3.8
Changes in operating assets and liabilities	17.6	(0.6)	2.4	(1.6)	8.9
Interest expense, net	72.6	49.4	50.7	57.9	66.3
Income taxes	1.4	14.8	9.0	12.4	6.6

EBITDA	201.2	180.0	180.0	181.5	177.1
Adjustments to EBITDA:
Other, net(a)	(3.9)	(21.0)	(24.3)	(17.0)	(15.1)
Investment distributions(b)	29.2	28.4	27.5	22.4	17.8
Loss on extinguishment of debt(c)	4.5	—	—	—	9.2
Intangible asset impairment(d)	2.9	—	—	—	6.1
Extraordinary item(e)	—	—	—	—	(7.2)
Non-cash, stock-based compensation(f)	2.3	2.1	2.4	1.9	1.9

Adjusted EBITDA	$236.2	$189.5	$185.6	$188.8	$189.8

(a)
Other, net includes the equity earnings from our investments, dividend income, income attributable to noncontrolling interests in subsidiaries, transaction related costs including severance and certain other miscellaneous items related to the acquisition of SureWest. 2009 and 2008 also includes expenses associated with Sarbanes-Oxley maintenance costs, costs to integrate our technology, administrative and customer service functions and billing systems in connection with the acquisition of North Pittsburgh.

(b)
Includes all cash dividends and other cash distributions received from our investments.

(c)
Represents the redemption premium and write-off of unamortized debt issuance costs in connection with the redemption or retirement of our debt obligations.

(d)
Represents intangible asset impairment charges recognized during the period.

(e)
Upon making the election to discontinue the applicable accounting guidance for regulated enterprises in accounting for the effects of certain types of regulation, we recognized an extraordinary non-cash gain and began to apply the authoritative guidance required for the discontinuance of the application of regulatory accounting.

(f)
Represents compensation expenses in connection with the issuance of stock awards, which because of their non-cash nature, these expenses are excluded from Adjusted EBITDA.

Non-GAAP Reconciliation

        We have presented a ratio of our pro forma EBITDA to EBITDA for our non-guarantor subsidiaries. EBITDA is defined as net earnings before interest expense, income taxes, and depreciation and amortization. We believe this EBITDA ratio provides holders of the Notes with a measure of the earnings capacity of the non-guarantor subsidiaries, which is useful because the holders will not have the benefit of guarantees from such subsidiaries. EBITDA is not a measure of performance under US GAAP and should not be considered in isolation from, or as a substitute measure of performance for, net income as set forth in our consolidated statements of operations contained in our 2012 Annual Report on Form 10-K incorporated herein by reference, net income amounts as set forth in our condensed consolidating statements of operations set forth in Note 15 to our consolidated financial statements contained in such Form 10-K, or pro forma net income set forth in our unaudited pro forma condensed combined financial statement contained in this prospectus.

        The following table is a reconciliation of pro forma net income to EBITDA, on a consolidated basis and for our guarantors and non-guarantors, for the year ended December 31, 2012.

	Pro Forma Condensed Combined Consolidated Communications and SureWest Communications
(In millions, unaudited)	Company and Guarantors	Non-Guarantors	Consolidated

Net income (loss)	$(5.0)	$15.5	$10.5
Add (subtract):
Interest expense, net	81.6	0.1	81.7
Income tax expense (benefit)	(2.5)	8.9	6.4
Depreciation and amortization	143.1	13.3	156.4

EBITDA	$217.2	$37.8	$255.0

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

        The following unaudited pro forma condensed combined financial statement ("pro forma financial statement") of Consolidated Communications Holdings, Inc. ("Consolidated") and SureWest Communications ("SureWest") has been prepared to reflect Consolidated's acquisition of SureWest (the "Merger"), as more fully described in Note 1 to the pro forma financial statement, based on the purchase method of accounting. The pro forma financial statement utilizes the historical consolidated financial statements of Consolidated and SureWest. The historical consolidated financial statements have been adjusted to give effect to pro forma events that are directly attributable to the Merger and factually supportable and, in the case of the statements of operations, that are expected to have a continuing impact. The unaudited pro forma condensed combined statement of operations, which has been prepared for the year ended December 31, 2012, gives effect to the Merger as if it had occurred on January 1, 2012. As of December 31, 2012, the Consolidated balance sheet as filed in the Consolidated Form 10-K for the year ended December 31, 2012 includes both SureWest and Consolidated.

        As of the date hereof, Consolidated has not finalized the determination of the final fair market values of the SureWest assets acquired and the liabilities assumed and the related allocations of the purchase price. As indicated in Note 1 to the pro forma financial statement, Consolidated has made certain pro forma adjustments to the historical book values of the assets and liabilities of SureWest to reflect certain preliminary estimates of the fair value of the net assets acquired, with the excess of the estimated purchase price over the estimated fair values of SureWest's acquired assets and assumed liabilities recorded as goodwill. Actual results may differ from these preliminary estimates once Consolidated has completed the tax analysis. There can be no assurances that such finalization of the tax analysis will not result in material changes. Consolidated performed an assessment of accounting policies and financial statement presentation which has identified certain adjustments necessary to conform information in SureWest's historical financial statements to Consolidated's combined accounting policies and presentation.

        This pro forma financial statement should be read in conjunction with the historical consolidated financial statements and accompanying notes of Consolidated and SureWest.

        The pro forma financial statement is not intended to represent or be indicative of the consolidated results of operations of the combined company that would have been reported had the Merger been completed as of the date presented and should not be taken as representative of the future consolidated results of operations or financial condition of the combined company.

        The pro forma financial statement does not include the realization of future cost savings or synergies or restructuring charges that are expected to result from Consolidated's acquisition of SureWest.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(amounts in thousands, except per share amounts)

	Consolidated Communications	SureWest Communications	Pro Forma Adjustments	Note 4	Pro Forma Condensed Combined Consolidated Communications and SureWest Communications
Operating revenues	$503,457	$127,556	$346	(a)	$631,359
Operating expenses:
Operating expenses (exclusive of depreciation and amortization)	305,360	94,476	346	(a)	400,182
Financing and other transaction costs	20,800	12,695	(33,495)	(b)	—
Impairment of intangible assets	2,923	—	—		2,923
Depreciation and amortization	120,976	32,052	3,364	(c)	156,392

Total operating expenses	450,059	139,223	(29,785)		559,497

Operating income (loss)	53,398	(11,667)	30,131		71,862
Other income (expense):
Interest expense	(72,604)	(4,905)	(4,239)	(d)	(81,748)
Loss on extinguishment of debt	(4,455)	—	—		(4,455)
Investment income	30,667	67	—		30,734
Other, net	601	(114)	—		487

Income (loss) before income taxes	7,607	(16,619)	25,892		16,880
Income tax expense (benefit)	1,436	(4,197)	9,176	(e)	6,415

Net income (loss)	6,171	(12,422)	16,716		10,465
Less: net income attributable to noncontrolling interest	531	—	—		531

Net income (loss) attributable to common stockholders	$5,640	$(12,422)	$16,716		$9,934

Net income (loss) per common share—basic and diluted	$0.15	$(0.88)	n/a		$0.25

Shares of common stock used to calculate earnings per share:
Basic	34,652	14,064	(9,081)	(f)	39,635

Diluted	34,652	14,064	(9,081)	(f)	39,635

See accompanying notes to the unaudited pro forma condensed combined financial statement.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

(amounts in thousands, except per share amounts)

1. Description of the Transaction

        On July 2, 2012, Consolidated Communications Holdings, Inc. ("Consolidated") completed its acquisition of SureWest Communications ("SureWest"). Pursuant to an Agreement and Plan of Merger, dated as of February 5, 2012 (the "Merger Agreement"), a wholly-owned subsidiary of Consolidated merged with and into SureWest, with SureWest as the surviving entity (the "First Merger"). SureWest then subsequently, also on July 2, 2012, merged with and into a separate wholly-owned subsidiary of Consolidated (the "Second Merger" and together with the First Merger, the "Mergers"). As a result of these mergers, the separate corporate existence of SureWest ceased, and the wholly-owned subsidiary of Consolidated will continue as the surviving corporation and a wholly-owned subsidiary of Consolidated.

        Pursuant to the terms of the Merger Agreement, SureWest shareholders had the right to elect to exchange each share of SureWest common stock for either $23.00 in cash (without interest) or shares of Consolidated common stock having an equivalent value based on average closing prices for the 20-day period ending two days before the closing of the acquisition, subject to a collar so that there was a maximum exchange ratio of 1.40565 shares of Consolidated common stock for each share of SureWest common stock and a minimum of 1.03896 shares of Consolidated common stock for each share of SureWest common stock. Overall elections were subject to proration so that approximately 50% of the SureWest shares were exchanged for cash and approximately 50% for stock.

        Consolidated has accounted for its acquisition of SureWest using the purchase method of accounting. The pro forma adjustments reflect preliminary estimates of the purchase price allocation, which may change upon finalization of certain tax analysis. The final allocation will be based on the actual purchase price and the assets and liabilities that exist as of the date of the SureWest acquisition. The final adjustments could be materially different from the pro forma adjustments presented herein. The condensed combined statement of operations of SureWest for the year ended December 31, 2012, represents the result of operations of SureWest in advance of the acquisition.

        The unaudited pro forma condensed combined statement of operations includes certain accounting adjustments related to the acquisition that are expected to have a continuing impact on the combined results, such as increased depreciation and amortization on the acquired tangible and intangible assets, increased interest expense on the additional debt incurred to complete the acquisition, amortization of deferred financing fees incurred in connection with the new borrowings and the tax impact of these pro forma adjustments.

        The unaudited pro forma condensed combined statement of operations also reflects certain adjustments for non-recurring items that are a direct result of the transaction, including transaction costs and accrual of payments under certain Change in Control ("CIC") Agreements with SureWest employees. Upon completion of the Mergers, various triggering events occurred which will result in the payment of various CIC Agreements to certain SureWest employees. The estimated payments under these CIC agreements will be approximately $9.4 million. As of December 31, 2012, we recognized CIC payments of $9.4 million of which $0.8 million was paid during the six months ended December 31, 2012. The remaining balance of $8.6 million will be paid during the six months ended June 30, 2013. The unaudited pro forma condensed combined statement of operations does not reflect certain adjustments that are expected to result from the acquisition that may be significant, such as costs that may be incurred by Consolidated for integration and restructuring efforts.

        Consolidated expects to realize synergies following the acquisition that are not reflected in the pro forma adjustments. The transaction is expected to generate annual operating synergies of approximately $25.0 million and annual capital expenditure synergies of $5.0 million to $10.0 million, which are

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT (Continued)

(amounts in thousands, except per share amounts)

1. Description of the Transaction (Continued)

expected to be fully realized by the end of the first full year after the close on a run-rate basis. No assurance can be given with respect to the ultimate level of such synergies or the timing of their realization. Consolidated also expects to incur merger and integration costs, excluding closing costs, of approximately $25.0 million over the first two fiscal years following the close.

2. Purchase Price

        The following is the purchase price paid by Consolidated in the acquisition of SureWest:

Number of shares of SureWest common stock and equity awards outstanding at the effective time of the First Merger	14,776
Number of shares convertible into Consolidated common stock	7,090
Exchange ratio(a)	1.40565
Number of shares of Consolidated common stock issued to holders of SureWest common stock(b)	9,966
Multiplied by cost per share of Consolidated common stock(c)	$14.89

Stock portion of the merger consideration		$148,393
Cash portion of the merger consideration(d)		176,778
Repayment of outstanding SureWest debt		225,625

Purchase price		$550,796

(a)
The exchange ratio was subject to a collar so that there was a maximum exchange ratio of 1.40565 shares of Consolidated common stock for each share of SureWest common stock and a minimum of 1.03896 shares of Consolidated common stock for each share of SureWest common stock.

(b)
Represents the product of the number of shares of SureWest common stock convertible into Consolidated common stock based on the exchange ratio.

(c)
Represents the opening price of Consolidated common stock on July 2, 2012.

(d)
Represents the product of 7,686 SureWest shares and equity awards outstanding exchanged for cash at $23.00 per share.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT (Continued)

(amounts in thousands, except per share amounts)

3. Estimated Purchase Price Allocation

        The purchase price has been allocated to the estimated net tangible and intangible assets acquired and liabilities assumed on a preliminary basis as follows:

Purchase price		$550,796

Current assets	46,872
Property, plant & equipment	591,818
Customer lists	2,700
Tradenames, indefinite life assets and goodwill	86,459
Other assets	4,860
Current liabilities	(53,566)
Pension & other postretirement benefit obligations	(55,916)
Deferred income taxes	(68,317)
Other liabilities	(4,114)

Net assets acquired		$550,796

        For purposes of preparing the pro forma financial statement, the purchase price stated above has been allocated based on the preliminary estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be based on the estimated fair values at the completion of the Mergers and could vary significantly from the pro forma amounts due to various factors. Accordingly, the preliminary estimated fair values of the assets and liabilities recorded are subject to change pending additional information that may be developed by Consolidated and SureWest. In addition, the impact of final tax return filings for SureWest may also result in changes to the preliminary amounts recorded.

4. Pro Forma Adjustments—Statement of Operations

        Following are pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 and gives effect to the Mergers as if they had occurred on January 1, 2012:

  (a)
  Accounting Policies and Presentation

    A review of the accounting policies and presentation of the historical financial statements of SureWest has been performed to conform to those of Consolidated. Based on this review, certain amounts included in SureWest's historical financial statements have been reclassified to conform to Consolidated's accounting policies and presentation. The pro forma adjustment reflects the reclassification of SureWest bad debt expense from operating revenues to operating expenses.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT (Continued)

(amounts in thousands, except per share amounts)

4. Pro Forma Adjustments—Statement of Operations (Continued)

  (b)
  Financing and Other Transaction Costs

    The pro forma adjustment reflects the removal of transaction costs that were incurred by Consolidated and SureWest directly related to the acquisition and the payment of change in control payments to former SureWest management during the year ended December 31, 2012. These costs have been excluded from the unaudited pro forma condensed combined statement of operations since they are considered to be of a non-recurring nature.

  (c)
  Depreciation and Amortization

    The pro forma adjustments to depreciation and amortization reflect the removal of the historical basis of depreciation and amortization for the SureWest assets and the increase in depreciation and amortization expense for property and equipment and finite-lived intangible assets acquired in the SureWest acquisition, based on the increase of these assets to their fair values in accordance with Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations. The following table summarizes the pro forma adjustments to depreciation and amortization:

Year Ended December 31, 2012
Removing historical depreciation and amortization	$(32,052)
Recording new depreciation and amortization	$35,416

$3,364

  (d)
  Interest Expense

    The pro forma adjustments to interest expense, as summarized in the following table, reflect the removal of SureWest's historical interest expense and the additional interest expense resulting from the new borrowings to finance the acquisition for the period January 1, 2012

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT (Continued)

(amounts in thousands, except per share amounts)

4. Pro Forma Adjustments—Statement of Operations (Continued)

    through the date of the acquisition. The pro forma adjustments are based on the amounts borrowed and the interest rates in effect at the closing of the Mergers.

	Principal Outstanding	Interest Rate	Year Ended December 31, 2012
Removal of historical interest expense:
SureWest interest expense			$(4,905)
Consolidated interest expense for bridge notes			(1,458)
Consolidated amortization of debt issuance costs for bridge notes			(4,160)
Consolidated interest and debt issuance amortization associated with Senior Notes			(2,770)
Recording of new interest expense:
Senior Notes	$300,000	10.875%	16,313
Revolving credit facility	$35,000	3.480%	609
Amortization of discount			122
Amortization of debt issuance costs:
Senior Notes			488

Net adjustment to interest expense			$4,239

    During the quarter ended March 31, 2012, Consolidated entered into a $350.0 million senior unsecured bridge facility in order to finance the acquisition. Rather than borrow under the bridge facility, Consolidated completed an offering on May 30, 2012 of $300.0 million aggregate principal amount of 10.875% Senior Notes due in 2020. Consolidated also used $35.0 million in borrowings from its $50.0 million secured revolving credit facility to fund the acquisition. The pro forma adjustments are based on the issuance of the new borrowings as if such issuance had occurred on January 1, 2012.

    The pro forma interest expense includes the amortization of expected financing costs related to the private placement offering of $7.8 million based on a term of eight years. Pro forma interest expense does not include amortization of financing costs of $4.2 million incurred during the year ended December 31, 2012 relating to the bridge facility commitment entered into in connection with the Mergers. An increase or decrease of 0.125% in the interest rate on the revolving credit facility would change annual pro forma interest expense by $44 thousand.

    In December 2012, we entered into a Second Amendment and Incremental Facility Agreement (the "Second Amendment") to amend our credit agreement. Under the terms of the Second Amendment, we issued incremental term loans in the aggregate amount of $515.0 million, with a maturity date of December 31, 2018, and used the proceeds in part to repay the outstanding term loan debt of $467.4 million that was due to mature December 31, 2014 and to repay the outstanding revolving loan of $35.0 million used to acquire SureWest.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT (Continued)

(amounts in thousands, except per share amounts)

4. Pro Forma Adjustments—Statement of Operations (Continued)

  (e)
  Income Tax Expense

    The blended effective tax rate applied to the deductible pro forma adjustments related to the Mergers and related financing is 38% for the period presented.

  (f)
  Earnings Per Share

    The pro forma adjustment reflects the removal of the outstanding shares of SureWest as of the acquisition date and the issuance of Consolidated shares assuming a January 1, 2012 issuance date.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        On May 30, 2012, Finance Co. sold $300.0 million in aggregate principal amount of the outstanding Original Notes in a private placement. The Original Notes were sold to the initial purchaser who in turn resold the Original Notes to "Qualified Institutional Buyers," as defined under the Securities Act, to certain non-U.S. persons in offshore transactions and to a limited number of "accredited investors", as defined under the Securities Act. On July 2, 2012, Finance Co. merged with and into the Company, and the Company succeeded Finance Co. as the obligor under the Original Notes.

        The exchange offer is designed to provide holders of Original Notes with an opportunity to acquire Exchange Notes which, unlike the Original Notes, will not be restricted securities and will be freely transferable at all times, subject to any restrictions on transfer imposed by state "blue sky" laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder's business and the holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, the distribution of the Exchange Notes.

        The outstanding Original Notes in the aggregate principal amount of $300.0 million were originally issued and sold on May 30, 2012, the issue date, to Morgan Stanley & Co. as initial purchaser, pursuant to the purchase agreement dated as of May 22, 2012. The Original Notes were issued and sold in a transaction not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The concurrent resale of the Original Notes by the initial purchaser to Qualified Institutional Buyers and non-U.S. persons was accomplished in reliance upon the exemption provided by Rule 144A and Regulation S under the Securities Act. The Original Notes are restricted securities and may not be reoffered, resold or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. Pursuant to Rule 144 under the Securities Act, the Original Notes may generally be resold (a) commencing six months after the issue date, in an amount up to, for any three-month period, the greater of 1% of the Original Notes then outstanding or the average weekly trading volume of the Original Notes during the four calendar weeks preceding the filing of the required notice of sale with the SEC so long as Consolidated remains current in its periodic filing obligations and (b) commencing one year after the issue date, in any amount and otherwise without restriction by a holder who is not, and has not been for the preceding three months, our affiliate. Certain other exemptions may also be available under other provisions of the federal securities laws for the resale of the Original Notes.

        In connection with the sale of the Original Notes, we and the initial purchaser entered into a registration rights agreement, dated May 30, 2012 (the "registration rights agreement"). A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Under the registration rights agreement, the Company and the guarantors agreed to use reasonable best efforts to have a registration statement regarding the exchange of the Original Notes for new Exchange Notes declared effective on or prior to the 365th day after the initial issuance of the Original Notes. Once the exchange offer registration statement of which this prospectus forms a part has been declared effective, we will offer the Exchange Notes in exchange for surrender of the Original Notes. We will keep the exchange offer open for at least 20 business days (or longer if required by applicable law) after the date that notice of the exchange offer is mailed to holders of the Original Notes. For each Original Note surrendered to us pursuant to the exchange offer, the holder who surrendered such note will receive an Exchange Note having a principal amount equal to that of the surrendered note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Original Note surrendered in exchange therefor. You are a holder with respect to the exchange offer if you are a person in whose name any Original Notes are registered on our books or any person who has obtained a properly completed assignment of Original Notes from the registered holder.

        In addition, in connection with any resales of Exchange Notes, any broker dealer (a "Participating Broker Dealer") which acquired the Exchange Notes for its own account as a result of market making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that Participating Broker Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the offering of the Original Notes) with the prospectus contained in the exchange offer registration statement. We have agreed to make available, for a period ending on the earlier of (i) 180 days after consummation of the exchange offer and (ii) the date on which all broker-dealers have disposed of all their registrable securities, a prospectus meeting the requirements of the Securities Act to any Participating Broker Dealer and any other persons with similar prospectus delivery requirements, for use in connection with any resale of Exchange Notes. A Participating Broker Dealer or any other person that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement (including certain indemnification rights and obligations thereunder).

        Each holder of Original Notes who wishes to exchange them for Exchange Notes in the exchange offer will be required to make certain representations to us, including representations that:

  •
  any Exchange Notes to be received by it will be acquired in the ordinary course of its business;

  •
  it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes;

  •
  it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable; and

  •
  it is not acting on behalf of any person who could not truthfully make the foregoing representations.

        In addition, the registration rights agreement provides that in the event that (i) any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, (ii) for any other reason the exchange offer is not consummated on or before the 365th day after the closing of the offering of the Original Notes, or (iii) any beneficial owner of the Original Notes notifies us it is not eligible to participate in the exchange offer, the Company and the guarantors will, at our expense, (a) file with the SEC a shelf registration statement covering resales of the Original Notes, (b) use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the 365th day following the closing of the offering of the Original Notes and (c) use our reasonable best efforts to keep the shelf registration statement effective until the earlier of one year from the date of effectiveness of the shelf registration statement or until the date all Original Notes covered by the shelf registration statement have been sold pursuant thereto, are no longer outstanding or cease to be transfer restricted. We will, in the event of the filing of the shelf registration statement, provide to each holder of the Original Notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the Original Notes. A holder of Original Notes that sells its Original Notes pursuant to the shelf registration statement generally (i) will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, (ii) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (iii) will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, each holder of Original Notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement to have its Original Notes included in the shelf registration statement and to benefit from the provisions regarding additional interest described in the following paragraph.

        In the event that (i) the exchange offer is not consummated on or before the 365th day after the closing of the offering of the Original Notes, (ii) a shelf registration statement is required to be filed pursuant to the registration rights agreement but has not been declared effective on or before the 365th day after the closing of the offering of the Original Notes or (iii) the exchange offer registration statement or the shelf registration statement is declared effective but shall thereafter become unusable (subject to certain exceptions), the interest rate borne by the Notes will be increased by 0.50% per annum, beginning the day after the date specified in clause (i), (ii) or (iii) above, as applicable. Thereafter, the interest rate borne by the Notes will be increased by an additional 0.50% per annum for each 90 day period that elapses before additional interest ceases to accrue in accordance with the following sentence; provided that the aggregate increase in such annual interest rate may in no event exceed 1.50%. Following the cure of all defaults specified in clauses (i), (ii) and (iii) above, the additional interest will cease to accrue and the interest will revert to the original rate; provided, however, that if, after any such reduction in interest rate, a different event specified in clause (i), (ii) or (iii) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.

        This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the complete provisions of the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Resale of the Exchange Notes

        We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the Exchange Notes issued pursuant to the exchange offer in exchange for the Original Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, under existing interpretations of the Securities Act by the staff of the SEC contained in the Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co, Inc., SEC No-Action Letter (June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (July 2, 1993) issued to third parties not related to us and subject to the immediately following sentence, we believe that you may exchange Original Notes for Exchange Notes in the ordinary course of business and that the Exchange Notes would generally be freely transferable by holders thereof after the exchange offer without further registration under the Securities Act and without delivering to purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act (subject to certain representations required to be made by each holder of the Original Notes, as set forth above). However, any purchaser of the Original Notes who is an "affiliate" of us and any purchaser of the Original Notes who intends to participate in the exchange offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretations of the staff of the SEC, (ii) will not be able to tender its Original Notes in the exchange offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

        In addition, if:

  •
  you are a broker-dealer tendering Original Notes purchased directly from us for your own account; or

  •
  you acquire Exchange Notes in the exchange offer for the purpose of distributing or participating in the distribution of the Exchange Notes,

you cannot rely on the position of the staff of the SEC contained in such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of Exchange Notes received in exchange for Original Notes which the broker-dealer acquired as a result of market-making or other trading activities. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Terms of the Exchange Offer

        This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange Original Notes which are properly tendered on or before the expiration date and are not validly withdrawn as permitted below. The expiration date for this exchange offer is 5:00 p.m., New York City time, on May 1, 2013, or such later date and time to which we, in our sole discretion, extend the exchange offer (the "Expiration Date").

        As of the date of this prospectus, $300.0 million in aggregate principal amount at maturity of the Original Notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of the Original Notes as of the date of this prospectus. There will be no fixed record date for determining registered holders of the Original Notes entitled to participate in the exchange offer; however, holders of the Original Notes must cause their Original Notes to be tendered by book-entry transfer before the Expiration Date of the exchange offer to participate.

        The form and terms of the Exchange Notes being issued in the exchange offer are the same as the form and terms of the Original Notes, except that:

  •
  the Exchange Notes being issued in the exchange offer will have been registered under the Securities Act;

  •
  the Exchange Notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and

  •
  the Exchange Notes being issued in the exchange offer will not contain provisions providing for registration rights or the obligation to pay additional interest because of our failure to register the Exchange Notes and complete this exchange offer as required.

        Outstanding Original Notes being tendered in the exchange offer must be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Original Notes that are not tendered for exchange under the exchange offer will remain outstanding and will be entitled to the rights under the indenture governing the Notes. Except in limited circumstances, any Original Notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. See "—Consequences of Failure to Exchange Original Notes."

        We will be deemed to have accepted validly tendered Original Notes when, as and if we give oral or written notice of their acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us. If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus, or otherwise, those unaccepted Original Notes will be credited to an account maintained with DTC, without expense to the tendering holder of those Original Notes, promptly after the termination or withdrawal or the exchange offer. See "—Procedures for Tendering."

        Subject to the instructions in the letter of transmittal, those who tender Original Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange under the exchange offer. Except as set forth in instructions in the letter of transmittal, we will pay all charges and expenses, other than transfer taxes described below, in connection with the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions, Amendments

        The Expiration Date is 5:00 p.m., New York City time on May 1, 2013, unless we, in our sole discretion, extend the Expiration Date. To extend the Expiration Date, we will notify the exchange agent of any extension by oral or written notice and we will notify the holders of Original Notes, or cause them to be notified, by making a public announcement of the extension, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion (1) to refuse to accept any Original Notes, to extend the Expiration Date or to terminate this exchange offer and not accept any Original Notes for exchange if any of the conditions set forth herein under "—Conditions to the Exchange Offer" shall not have been satisfied or waived by us prior to the Expiration Date, by giving oral or written notice of such delay, extension or termination to the exchange agent; or (2) to amend the terms of this exchange offer in any manner deemed by us to be advantageous to the holders of the Original Notes. Any such refusal to accept, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the exchange agent. If this exchange offer is amended in a manner determined by us to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of Original Notes of the amendment or waiver, and extend the offer if required by law.

        Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

Conditions to the Exchange Offer

        Without regard to other terms of the exchange offer, we are not required to accept for exchange, or to issue Exchange Notes in the exchange offer for, any Original Notes, and we may terminate or amend the exchange offer, at any time before the acceptance of Original Notes for exchange, if:

  •
  any federal law, statute, rule or regulation is proposed, adopted or enacted which, in our judgment, might reasonably be expected to impair our ability to proceed with the exchange offer;

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, might impair our ability to proceed with the exchange offer;

  •
  any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939;

  •
  any governmental approval or approval by holders of the Original Notes has not been obtained if we, in our reasonable judgment, deem this approval necessary for the consummation of the exchange offer; or

  •
  there occurs a change in the current interpretation by the staff of the SEC which permits the Exchange Notes to be issued in the exchange offer to be offered for resale, resold and otherwise transferred by the holders of the Exchange Notes, other than broker-dealers and any holder which is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes acquired in the exchange offer are acquired in the ordinary course of that holder's business and that holder is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, the distribution of the Exchange Notes to be issued in the exchange offer.

        The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted any time and from time to time by us. If we determine that any of these conditions is not satisfied, we may:

  •
  refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders by crediting those Original Notes to an account maintained with DTC;

  •
  extend the Expiration Date and retain all Original Notes tendered before the Expiration Date of the exchange offer, subject, however, to the rights of the holders who have tendered the Original Notes to withdraw their Original Notes; or

  •
  waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered Original Notes that have not been withdrawn. If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the Original Notes, and we will extend the exchange offer for a period of up to ten business days, depending on the significance of the waiver and the manner of disclosure of the registered holders of the Original Notes, if the exchange offer would otherwise expire during this period.

Procedures for Tendering

        Substantially all of the Original Notes are held in book-entry form. We do not anticipate that any holder of physical certificates for the Original Notes will be eligible to participate in the Exchange Offer. Any broker, dealer, commercial bank, trust company or other owner who holds Original Notes for their own account in book-entry form and who wishes to tender the Original Notes in the exchange offer should tender the Original Notes by book-entry transfer. Any beneficial owner whose Original Notes are held in book-entry form through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Original Notes in the exchange offer should contact such broker, bank, dealer or other nominee and instruct such nominee to tender the Original Notes on such beneficial owner's behalf by book-entry transfer. In some cases, the bank, broker, dealer or other nominee may request submission of such instructions on a Beneficial Owner's Instruction Form. Please check with your nominee to determine the procedures for such firm.

        To effectively tender Original Notes by book-entry transfer to the account maintained by the exchange agent at DTC, a DTC participant must electronically transmit acceptance of the exchange offer through DTC's Automated Tender Offer Program ("ATOP"). DTC will then edit and verify the acceptance and send an agent's message (an "Agent's Message") to the exchange agent for its acceptance. An Agent's Message is a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the DTC participant tendering Original Notes on behalf of the holder of such Original Notes that such DTC participant has received and agrees to bound by the terms and conditions of the exchange offer as set forth in this prospectus and the related letter of transmittal and that we may enforce such agreement against such participant. A timely confirmation of a book-entry transfer of the Original Notes into the exchange agent's account at DTC (a "Book-Entry Confirmation"), pursuant to the book-entry transfer procedures described below, as well as an Agent's Message pursuant to DTC's ATOP system, and any other documents required by the letter of transmittal, must be received by the exchange agent on or prior to 5:00 p.m., New York City time, on the Expiration Date.

        Any acceptance of an Agent's Message through DTC's ATOP system is at the election and risk of the person transmitting an Agent's Message, and delivery will be deemed made only when actually received or confirmed by the exchange agent. Holders tendering Original Notes through DTC's ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC.

        No Original Notes, Agent's Messages or other required documents should be sent to us. Delivery of all Original Notes, Agent's Messages and other documents must be made to the exchange agent.

        The tender by a holder of Original Notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal. Holders of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee who wish to tender must contact such registered holder promptly and instruct such registered holder how to act on such non-registered holder's behalf.

        All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Original Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Original Notes not validly tendered or any Original Notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as we shall determine. None of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly after the termination or withdrawal of the exchange offer.

        We reserve the right, in our sole discretion, to purchase or make offers for any Original Notes after the Expiration Date, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

        By tendering, each holder will be required to make certain representations to us, as more fully described above under "—Purpose and Effect of the Exchange Offer." In addition, see above the discussion set forth under the section entitled "—Resale of the Exchange Notes" for restrictions and limitations applicable to any holder or any such other person who is an "affiliate" (as defined under Rule 405 of the Securities Act) of us or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, the distribution of Exchange Notes to be acquired in the exchange offer.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all Original Notes properly tendered and will issue Exchange Notes registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered Original Notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "—Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any Original Notes for exchange.

        For each Original Note accepted for exchange, the holder will receive an Exchange Note registered under the Securities Act having a principal amount equal to that of the surrendered Original Note. Accordingly, registered holders of Exchange Notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid. Original Notes that we accept for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the Original Notes under circumstances relating to the timing of the exchange offer.

        In all cases, we will issue Exchange Notes in the exchange offer for Original Notes that are accepted for exchange only after the exchange agent timely receives:

  •
  a timely book-entry confirmation of such Original Notes into the exchange agent's account at DTC;

  •
  an Agent's Message; and

  •
  all other required documents.

        If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered Original Notes, or if a holder submits Original Notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged Original Notes without cost to the tendering holder by crediting them to an account maintained with DTC promptly after the termination or withdrawal of the exchange offer.

Book-Entry Transfer

        The exchange agent will establish an account with respect to the Original Notes at DTC for purposes of this exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's ATOP system may use DTC's ATOP procedures to tender Original Notes. Such participant may make book-entry delivery of Original Notes by causing DTC to transfer such Original Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Original Notes may be effected through book-entry transfer at DTC, an Agent's Message pursuant to the ATOP procedures and any other required documents must, in any case, be transmitted to and received by the exchange agent on or prior to the Expiration Date. Delivery of documents to DTC will not constitute valid delivery to the exchange agent.

No Guaranteed Delivery Procedures

        We have not provided guaranteed delivery provisions in connection with the exchange offer. Holders must tender their Original Notes in accordance with the procedures set forth under "—Procedures for Tendering."

Withdrawal of Tenders

        Tenders of Original Notes may be properly withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

        For a withdrawal of a tender to be effective, a written notice of withdrawal delivered by hand, overnight by courier or by mail, or a manually signed facsimile transmission, or a properly transmitted "Request Message" through DTC's ATOP system, must be received by the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must:

  •
  specify the number of the account at DTC from which the Original Notes were tendered and specify the name and number of the account at DTC to be credited with the properly withdrawn Original Notes and otherwise comply with the procedures of such facility;

  •
  identify the Original Notes to be properly withdrawn, including the principal amount of such Original Notes; and

  •
  contain a statement that such holder is withdrawing its election to have such Original Notes exchanged for Exchange Notes.

        All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, and our determination shall be final and binding on all parties. Any Original Notes so properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of this exchange offer and no Exchange Notes will be issued with respect thereto unless the Original Notes so withdrawn are validly re-tendered thereafter. Any Original Notes that have been tendered for exchange but are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder by crediting such Original Notes to an account maintained with DTC for the Original Notes promptly after the termination or withdrawal of the exchange offer. Properly withdrawn Original Notes may be re-tendered by following the procedures described above at any time on or prior to 5:00 p.m. New York City time on the Expiration Date.

Termination of Certain Rights

        All rights given to holders of Original Notes under the registration rights agreement will terminate upon the consummation of the exchange offer except with respect to our duty:

  •
  to use our reasonable best efforts to keep the shelf registration statement effective, if requested by one or more broker-dealers, for a period ending on the earlier of (a) one year from the date of effectiveness of the shelf registration statement and (b) the date all Notes covered by the shelf registration statement have been sold pursuant thereto, are no longer outstanding or cease to be transfer restricted;

  •
  our obligation to make available for a period of up to 180 days after consummation of the exchange offer a prospectus meeting the requirements of the Securities Act to any Participating Broker Dealer and any other persons with similar prospectus delivery requirements, for use in connection with any resale of Exchange Notes; and

  •
  under certain limited circumstances with respect to specific types of holders of Original Notes, we may have a further obligation to provide for the registration under the Securities Act of Original Notes held by such holders.

Exchange Agent

        We have appointed Wells Fargo Bank, National Association, as exchange agent in connection with the exchange offer. In such capacity, the exchange agent has no fiduciary duties to the holders of the Notes and will be acting solely on the basis of our directions. Agent's Messages, Request Messages and all correspondence in connection with this exchange offer should be sent or delivered to the exchange agent through DTC's ATOP system or at the addresses set forth below, as applicable. We will pay the exchange agent reasonable and customary fees for its services, will reimburse it for its reasonable out-of-pocket expenses in connection therewith and subject to certain limitations will indemnify, defend and hold it and its directors, officers, employees, and agents harmless in its capacity as the exchange agent against any loss, liability, cost or expense arising out of or in connection with the exchange offer.

        Holders should direct questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows:

Registered & Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Regular Mail or Courier: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th St & Marquette Avenue Minneapolis, MN 55479	In Person by Hand Only: Wells Fargo Bank, N.A. Corporate Trust Services Northstar East Building—12th Floor 608 Second Avenue South Minneapolis, MN 55402
Or
By Facsimile Transmission: (612) 667-6282 Telephone: (800) 344-5128

Fees and Expenses

        The expense of soliciting tenders pursuant to the exchange offer will be borne by us. The principal solicitation is being made by mail. Additional solicitations may, however, be made by facsimile transmission, telephone, email or in person by our officers and other employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and we will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for exchange.

        Except as set forth below, holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes. A tendering holder handling the transaction through its broker, dealer, commercial bank, trust company or other institution may be required to pay brokerage fees or commissions. If Original Notes are to be issued for principal amounts not tendered or accepted for exchange in the name of any person other than the tendering holder, or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange Original Notes

        Holders who desire to tender their Original Notes in exchange for Exchange Notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange.

        Original Notes that are not tendered, tendered but subsequently withdrawn or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the Original Notes and the existing restrictions on transfer set forth in the legend on the Original Notes and in the offering memorandum dated May 22, 2012, relating to the Original Notes. The Original Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities within the meaning of Rule 144 under the Securities Act. Accordingly, such Original Notes may be resold only (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (iii) to non-U.S. Persons that occur outside the United States in compliance with Regulation S under the Securities Act, (iv) in a principal amount not less than $100,000 to an institutional accredited investor that, prior to such transfer, furnishes to the trustee (which is Wells Fargo Bank, National Association) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Original Notes (the form of which is an exhibit to the indenture), (v) pursuant to an effective registration statement under the Securities Act or (vi) pursuant to any other available exemption from the registration requirement of the Securities Act. The liquidity of the Original Notes could be adversely affected by the exchange offer.

        Except in limited circumstances with respect to specific types of holders of Original Notes, we will have no further obligation to provide for the registration under the Securities Act of such Original Notes or pay Additional Interest and, except under certain limited circumstances, we do not currently anticipate that we will take any action to register the Original Notes under the Securities Act or under any state securities laws.

        Holders of the Exchange Notes issued in the exchange offer and any Original Notes which remain outstanding after completion of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Tax Consequences of the Exchange Offer

        The exchange of Original Notes for Exchange Notes will not be treated as a taxable transaction for U.S. federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or in extent from the Original Notes. Rather, the Exchange Notes received by a holder of Original Notes will be treated as a continuation of such holder's investment in the Original Notes. As a result, there will be no material U.S. federal income tax consequences to holders exchanging Original Notes for Exchange Notes.

Accounting Treatment

        The Exchange Notes will be recorded at the same carrying value as the Original Notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

        Neither we nor our board of directors make any recommendation to holders of Original Notes as to whether to tender or refrain from tendering all or any portion of their Original Notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of Original Notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Original Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF CERTAIN INDEBTEDNESS

        The following is a summary of certain provisions of the instruments evidencing our material indebtedness. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the agreements, including the definitions of certain terms therein that are not otherwise defined in this prospectus.

        We, through certain of its wholly owned subsidiaries, have an outstanding credit agreement with several financial institutions, which consists of a $50.0 million revolving credit facility and outstanding term loans of $914.9 million net of discounts at December 31, 2012. The credit facility also includes an incremental term loan facility which provides the ability to borrow up to $300.0 million of incremental term loans. As of December 31, 2012 and 2011, no amounts were outstanding under the revolving credit facility. Borrowings under the senior secured credit facility are secured by substantially all of the our assets, with the exception of Illinois Consolidated Telephone Company and our majority-owned subsidiary, East Texas Fiber Line Incorporated.

        Our term loans under the credit facility, as amended, were issued in three separate tranches, resulting in different maturity dates and interest rate margins for each term loan. Prior to being refinanced in December 2012, the first term loan ("Term 1") consisted of an original aggregate principal amount of $470.9 million maturing on December 31, 2014 and had an applicable margin (at our election) equal to either 2.50% for a LIBOR-based term loan or 1.50% for an alternative base rate loan. The Term 1 loan required quarterly principal payments of $1.2 million which began on March 31, 2012. The second term loan ("Term 2") consists of an original aggregate principal amount $409.1 million, matures on December 31, 2017 and currently has an applicable margin (at our election) equal to either 4.00% for a LIBOR-based term loan or 3.00% for an alternative base rate term loan. The Term 2 loan also requires $1.0 million in quarterly principal payments which began on March 31, 2012.

        In December 2012, we entered into the Second Amendment to amend our credit agreement. Under the terms of the Second Amendment, we issued incremental term loans ("Term 3") in the aggregate amount of $515.0 million, with a maturity date of December 31, 2018, and used the proceeds in part to repay the outstanding Term 1 loan debt of $467.4 and to repay the amounts outstanding under our revolving loan in the amount of $35.0 million. The Term 3 loan requires quarterly principal payments of $1.3 million commencing March 31, 2013 and has an applicable margin (at our election) equal to either 4.00% for a LIBOR-based term loan or 3.00% for an alternative base rate term loan subject to 1.25% LIBOR floor. The Term 3 loan contains an original issuance discount of $5.2 million, which will be amortized over the term of the loan. In connection with entering into the Second Amendment, fees of $4.2 million were capitalized as deferred debt issuance costs. We also incurred a loss on the extinguishment of debt of $4.5 million related to the repayment of our outstanding Term 1 loan during the year ended December 31, 2012.

        Our revolving credit facility has a maturity date of June 8, 2016 and an applicable margin (at our election) of between 2.75% and 3.50% for LIBOR-based borrowings and between 1.75% and 2.50% for alternative base rate borrowings, depending on our leverage ratio. Based on our leverage ratio at December 31, 2012, the borrowing margin for the three month period ending March 31, 2013 was at a weighted-average margin of 3.25% for a LIBOR-based loan or 2.25% for an alternative base rate loan. The applicable borrowing margin for the revolving credit facility is adjusted quarterly to reflect the leverage ratio from the prior quarter-end. During the year ended December 31, 2012, we borrowed $35.0 million of the revolving credit facility in connection with the acquisition of SureWest, which was repaid with the proceeds from the issuance of the incremental Term 3 loan in December 2012 as described above. There were no borrowings or letters of credit outstanding under the revolving credit facility as of December 31, 2012 and 2011.

        The weighted-average interest rate on outstanding borrowings under our credit agreement was 4.79% and 3.38% at December 31, 2012 and 2011, respectively. Interest is payable at least quarterly.

        Net proceeds from asset sales exceeding certain thresholds, to the extent not reinvested, are required to be used to repay loans outstanding under the credit agreement.

        The credit agreement contains various provisions and covenants, including, among other items, restrictions on the ability to pay dividends, incur additional indebtedness, and issue capital stock. We have agreed to maintain certain financial ratios, including interest coverage, and total net leverage ratios, all as defined in the credit agreement. As of December 31, 2012, we were in compliance with the credit agreement covenants.

        Effective February 17, 2012, we amended our credit facility to provide us with the ability to incur indebtedness necessary to finance the acquisition of SureWest, which enabled us to issue the Original Notes. In connection with the amendment, fees of $3.5 million were recognized as financing and other transaction costs during the quarter ended March 31, 2012.

        In general, our credit agreement restricts our ability to pay dividends to the amount of our Available Cash (as defined in our credit agreement) accumulated after October 1, 2005, plus $23.7 million and minus the aggregate amount of dividends paid after July 27, 2005. Based on the results of operations from October 1, 2005 through December 31, 2012, and after taking into consideration dividend payments (including the $15.4 million dividend declared in November 2012 and paid on February 1, 2013), we continue to have $192.8 million in dividend availability under the credit facility covenant.

        Under our credit agreement, if our total net leverage ratio (as defined in the credit agreement), as of the end of any fiscal quarter, is greater than 5.10:1.00, we will be required to suspend dividends on our common stock unless otherwise permitted by an exception for dividends that may be paid from the portion of proceeds of any sale of equity not used to fund acquisitions, or make other investments. During any dividend suspension period, we will be required to repay debt in an amount equal to 50.0% of any increase in Available Cash, among other things. In addition, we will not be permitted to pay dividends if an event of default under the credit agreement has occurred and is continuing. Among other things, it will be an event of default if our interest coverage ratio as of the end of any fiscal quarter is below 2.25:1.00. As of December 31, 2012, our total net leverage ratio was 4.34:1.00, and our interest coverage ratio was 3.77:1.00.

        The credit agreement has customary events of default, including defaults on payment of principal, interest and fees, material breaches of representations and warranties, defaults in the performance of covenants, failure to pay other material indebtedness when due or other defaults thereunder which make such other indebtedness subject to acceleration, certain judgments, ERISA events, changes in control, events of bankruptcy or insolvency, the failure of a guaranty to be in full force and effect, and the failure of certain liens to be valid and perfected.

DESCRIPTION OF THE NOTES

        In this description, the word "Company" or "Issuer" refers only to Consolidated Communications, Inc. and not to any of its Subsidiaries or Affiliates (as defined below). Unless the context otherwise requires, the term "Notes" refers to the Original Notes and the Exchange Notes.

        Consolidated Communications Finance Co. ("Finance Co."), a wholly owned subsidiary of the Company, issued the Original Notes under an indenture dated as of May 30, 2012 (as supplemented from time to time, the "Indenture") between Finance Co. and Wells Fargo Bank, National Association, as trustee (the "Trustee").

        On July 2, 2012, in connection with the acquisition of SureWest Communications (the "Acquisition"), Finance Co. was merged with and into the Company, with the Company continuing as the surviving corporation (the "Finance Co. Merger") and as the issuer of the Notes and (2) certain Guarantors, jointly and severally, unconditionally Guaranteed the Notes and the Indenture on a senior unsecured basis pursuant to a First Supplemental Indenture to the Indenture. On August 3, 2012, additional Guarantors, consisting of SureWest Communications and its subsidiaries, also jointly and severally unconditionally Guaranteed the Notes pursuant to a Second Supplemental Indenture to the Indenture.

        The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the Indenture. It does not restate those agreements in their entirety. We urge you to read the Indenture because it, and not this description, will define your rights as holders of the Notes. Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to the address set forth under "Where You Can Find Additional Information."

        You can find the definitions of some of the terms used in this description below under the caption "—Certain Definitions." The defined terms used in this description but not defined below have the meanings assigned to them in the Indenture.

Brief Description of the Notes

  The Notes

        The Notes are:

  •
  general unsecured obligations of the Issuer;

  •
  effectively subordinated to all existing and future secured Indebtedness of the Issuer (including Indebtedness under the Credit Agreement) to the extent of the value of the assets securing such Indebtedness;

  •
  structurally subordinated to any existing and future Indebtedness and other liabilities of the Issuer's subsidiaries that are not Guarantors;

  •
  equal in right of payment with all existing and future senior Indebtedness of the Issuer (including Indebtedness under the Credit Agreement);

  •
  senior in right of payment to any future subordinated Indebtedness of the Issuer; and

  •
  guaranteed on a senior unsecured basis by each Guarantor.

  The Note Guarantees

        The Guarantors have, jointly and severally, unconditionally Guaranteed the Notes and the Indenture on a senior unsecured basis. See "—Guarantees."

        Each Note Guarantee is:

  •
  a general unsecured obligation of the Guarantor;

  •
  equal in right of payment with any existing and future senior Indebtedness (including Indebtedness under the Credit Agreement) of the Guarantor;

  •
  effectively subordinated to all secured Indebtedness of the Guarantor (including Indebtedness under the Credit Agreement) to the extent of the value of the assets securing such Indebtedness; and

  •
  senior in right of payment to any future subordinated Indebtedness of the Guarantor.

General

        As of December 31, 2012, the Company and the Guarantors have approximately $1,216.9 million, net of discounts, of consolidated indebtedness outstanding of which approximately $914.9 million, net of discounts, is secured indebtedness. For the year ended December 31, 2012, on a pro forma basis giving effect to the Acquisition and the Finance Co. Merger as if they had occurred on January 1, 2012, the non-Guarantor Subsidiaries accounted for 10.9% of our revenues and 14.8% of our EBITDA.

        All of the Company's Subsidiaries are currently "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," the Company will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not Guarantee the Notes. Each of Holdings and each Restricted Subsidiary of the Company that Guarantees any Indebtedness under the Credit Agreement is a Guarantor.

Principal, Maturity and Interest

        The Indenture provides for the issuance of Notes in an unlimited principal amount, of which $300 million will be issued in this offering. The Issuer may issue additional Notes (the "Additional Notes") from time to time. Any offering of Additional Notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness." The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that the Additional Notes may be issued at different prices from the issue price of the Notes issued in this offering; provided further that, if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number. The Notes were issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on June 1, 2020.

        Interest on the Notes accrues at the applicable rate set forth on the cover page of this prospectus and be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 2012, to the Holders of record on the immediately preceding May 15 and November 15. Any Additional Interest due will be paid to Holders of record on the same dates as interest on the Notes. See "The Exchange Offer—Purpose and Effect of the Exchange Offer" for a descripition of the payment of Additional Interest.

        Interest on the Notes will accrue from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the Issuer and the Paying Agent at least 10 Business Days prior to the applicable payment date, the Issuer or the Paying Agent will pay all principal, interest and premium and Additional Interest, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes will be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest (including Additional Interest, if any) with respect to the Global Notes registered in the name of or held by The Depository Trust Company ("DTC") or its nominee will be made by wire transfer of immediately available funds to the account specified by DTC.

Paying Agent and Registrar for the Notes

        The Trustee will initially act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

        The registered Holder of a Note will be treated as the owner of it for all purposes.

Note Guarantees

        Holdings and each Restricted Subsidiary of the Company that Guarantees any Indebtedness under the Credit Agreement have, jointly and severally, unconditionally Guaranteed the Notes and the Indenture on a senior unsecured basis. However, such Guarantee by Holdings is only a Guarantee of the due and punctual payment of the principal of, premium, if any, and interest, and Additional Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise. Holdings will not be subject to any of the covenants in the Indenture that restrict the Guarantors.

        The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law, but it is uncertain whether such provision would be effective to prevent a Note Guarantee from constituting a fraudulent conveyance under applicable law. Fraudulent conveyance laws may void the Notes and/or the Note Guarantees or subordinate the Notes and/or the Note Guarantees. See "Risk Factors—Risks Factors Related to the Notes."

        In the event that any Restricted Subsidiary that is not a Guarantor Guarantees certain other Indebtedness, it will be required to provide a Note Guarantee. See "—Certain Covenants—Guarantees."

Optional Redemption

        At any time prior to June 1, 2016, the Issuer may redeem all or part of the Notes upon not less than 30 nor more than 60 days' prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

        At any time on or after June 1, 2016, the Issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

Year	Percentage
2016	105.438%
2017	102.719%
2018	101.359%
2019 and thereafter	100.000%

        At any time prior to June 1, 2015, the Issuer may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 110.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that:

  (i)
  at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) must remain outstanding immediately after the occurrence of such redemption (excluding Notes held by Holdings or its Subsidiaries); and

  (ii)
  the redemption must occur within 90 days of the date of the closing of such Equity Offering.

  Selection and Notice

        If less than all of the Notes are to be redeemed at any time, and the Notes are Global Notes, the Notes to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If the Notes to be redeemed are not Global Notes, the Trustee will select Notes for redemption as follows:

  (i)
  if the Notes are listed on any national securities exchange, in compliance with the requirements of such principal national securities exchange; or

  (ii)
  if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

        No Notes of $2,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address or sent to DTC in accordance with its procedures applicable to Global Notes. Notices of redemption may not be conditional.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

Mandatory Redemption

        The Issuer is not required to make a mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Notes pursuant to an offer (a "Change of Control Offer") on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer payment (a "Change of Control Payment") in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the "Change of Control Payment Date"), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

        No later than 30 days following any Change of Control (unless the Issuer has exercised its right to redeem all of the Notes as described under "—Optional Redemption"), the Issuer will mail a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The notice, if mailed prior to the consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

        The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Issuer will, to the extent lawful:

  (i)
  accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  (ii)
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

  (iii)
  deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

        The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Credit Agreement provides that certain change of control events with respect to the Company would constitute a default under the Credit Agreement. Any future credit agreements or other similar agreements to which the Issuer or its Subsidiaries become party may contain similar restrictions and provisions and may limit the Company's ability to purchase Notes. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Notes. In such case, the Issuer's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

        The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Issuer to repurchase such Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

        In addition, Holders of Notes may not be entitled to require the Issuer to repurchase their Notes in certain circumstances involving a significant change in the composition of the Board of Directors of the Issuer, including in connection with a proxy contest, where the Issuer's Board of Directors does not endorse a dissident slate of directors but approves them as Continuing Directors for purposes of the Indenture.

  Asset Sales

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of both. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities (as shown on the most recent balance sheet of the Issuer or its Restricted Subsidiaries) of the Issuer or any Restricted Subsidiary (other than contingent liabilities,

      Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Issuer or any Subsidiary of the Issuer) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written assignment and assumption agreement that releases the Issuer or such Restricted Subsidiary from further liability therefor;

    (b)
    any securities, notes or other obligations received by the Issuer or any Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash, Cash Equivalents or Replacement Assets within 90 days of the receipt thereof (to the extent of the cash, Cash Equivalents or Replacement Assets received in that conversion);

    (c)
    any Designated Noncash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) 5.0% of Total Assets or (y) $50.0 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

        Within 365 days after the receipt by the Issuer or any of its Restricted Subsidiaries of any Net Proceeds from an Asset Sale, the Issuer or such Restricted Subsidiary may apply such Net Proceeds at its option:

  (1)
  to repay (x) Indebtedness secured by assets of the Issuer or its Restricted Subsidiaries (to the extent of the value of the assets securing such Indebtedness), (y) Obligations under the Credit Agreement or (z) Indebtedness of a Restricted Subsidiary of the Issuer that is not a Guarantor (to the extent of the value of the assets of such Restricted Subsidiary); provided that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (1), the Issuer or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or

  (2)
  to purchase Replacement Assets.

        Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

        On the 366th day after an Asset Sale or such earlier date, if any, as the Issuer determines not to apply the Net Proceeds relating to such Asset Sale as set forth in the preceding paragraph (each such date being referred as an "Excess Proceeds Trigger Date"), such aggregate amount of Net Proceeds that has not been applied, or committed to be applied pursuant to a binding commitment (so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such amount of Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment), on or before the Excess Proceeds Trigger Date as permitted in the preceding paragraph ("Excess Proceeds") will be applied by the Issuer to make an offer (an "Asset Sale Offer") to all Holders of Notes, with a copy to the Trustee, and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount (or accreted value) of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.

        The Issuer may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $20.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $20.0 million) will be applied as provided in the preceding paragraph. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount (or accreted value) of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale will no longer be deemed to be Excess Proceeds.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

        The Credit Agreement provides that certain asset sale events trigger a mandatory prepayment under the Credit Agreement. Any future credit agreements or other similar agreements to which the Issuer becomes party may contain similar provisions and limits on the Issuer's ability to purchase Notes, and may provide that certain asset sales constitute an event of default. In the event an Asset Sale occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing Notes. In such case, the Issuer's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

        Since the Credit Agreement currently requires a prepayment in the event of certain asset sales, it is expected that in instances where the Issuer does not purchase Replacement Assets, it will pay down the Credit Agreement as permitted by the Indenture and not make an Asset Sale Offer.

Certain Covenants

        Set forth below are summaries of certain covenants that will be contained in the Indenture.

  Suspension of Covenants if Notes Rated Investment Grade

        Following the first day:

    (a)
    the Notes are rated Investment Grade; and

    (b)
    no Default or Event of Default has occurred and is continuing under the Indenture,

then, beginning on that day and continuing until the Reversion Date (as defined below), the Issuer and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the following headings (collectively, the "Suspended Covenants"):

  (1)
  "Repurchase at the Option of Holders—Asset Sales;"

  (2)
  "—Restricted Payments;"

  (3)
  "—Incurrence of Indebtedness;"

  (4)
  "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;"

  (5)
  "—Transactions with Affiliates;" and

  (6)
  the provisions of clause (3) of the first paragraph of "—Merger, Consolidation or Sale of Assets."

        If at any time the Notes cease to be rated Investment Grade or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the "Reversion Date") and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes are subsequently rated Investment Grade and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain such Investment Grade rating and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the "Suspension Period."

        On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified as having been Incurred pursuant to the first paragraph of "—Incurrence of Indebtedness" or one of the clauses set forth in the second paragraph of "—Incurrence of Indebtedness" (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to the Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first and second paragraphs of "—Incurrence of Indebtedness," such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (2) of the second paragraph of "—Incurrence of Indebtedness." Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "—Restricted Payments" will be made as though the covenants described under "—Restricted Payments" had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under clause (A) of "—Restricted Payments," unless otherwise permitted by clause (B) thereof.

        There can be no assurance that the Notes will ever be rated Investment Grade or will maintain such Investment Grade rating. The Issuer will provide an Officers' Certificate to the Trustee indicating the occurrence of any Suspended Covenants or Reversion Date. The Trustee will have no obligation to independently determine or verify if such events have occurred or notify the Holders of any Suspended Covenants or Reversion Date. The Trustee may provide a copy of such Officers' Certificate to any holder of Notes upon request.

  Restricted Payments

(A)
The Issuer shall will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)
declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its

    Restricted Subsidiaries) or to the direct or indirect holders of the Issuer's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Issuer or (y) to the Issuer or a Restricted Subsidiary of the Issuer);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) any Equity Interests of the Issuer or any Restricted Subsidiary thereof held by Persons other than the Company or any of its Restricted Subsidiaries;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except (a) a payment of interest or principal at the Stated Maturity thereof, (b) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition or (c) intercompany Indebtedness permitted to be incurred pursuant to clause (6) of the second paragraph of the covenant described below under the caption "—Incurrence of Indebtedness;" or

  (4)
  make any Restricted Investment,

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments") unless, at the time of and after giving pro forma effect to such Restricted Payment:

  (1)
  no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

  (2)
  the Issuer would, after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness;" and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries on or after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (10) and (11) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

  (a)
  100% of the Issuer's Consolidated Cash Flow on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the first fiscal quarter during which the Issue Date occurs and ending on the last day of the Issuer's last fiscal quarter ending prior to the date of such proposed Restricted Payment for which internal financial statements are available less 1.75 times the Issuer's Fixed Charges for the same period, plus

  (b)
  100% of the aggregate net cash proceeds received by the Issuer since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Issuer or from the Incurrence of Indebtedness (including the issuance of Disqualified Stock) of the Issuer or any of its Restricted Subsidiaries that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Issuer and except to the extent converted into or exchanged for Disqualified Stock), plus

  (c)
  with respect to Restricted Investments made by the Issuer and its Restricted Subsidiaries after the Issue Date pursuant to this paragraph (A), (i) the aggregate amount of cash equal to the return from such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Issuer or any Restricted Subsidiary or from the net proceeds received in cash from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) or (ii) in the case of redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, the Fair Market Value of the Restricted Investments therein at the time of such redesignation.

(B)
The preceding provisions will not prohibit, so long as, in the case of clauses (5), (9) and (11) below, no Default has occurred and is continuing or would be caused thereby:

(1)
the payment of any dividend or the redemption of any Subordinated Debt within 60 days after the date of declaration thereof or the giving of such redemption notice, if at said date of declaration or giving of such notice such payment would have complied with the provisions of the Indenture;

(2)
the payment of any dividend or other distribution by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

(3)
the making of any Restricted Payment in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Issuer or a substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests (other than Disqualified Stock) of the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph (A);

(4)
the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Notes or the Note Guarantees with the net cash proceeds from a substantially concurrent Incurrence (other than to a Subsidiary of the Issuer) of Permitted Refinancing Indebtedness;

(5)
the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Preferred Stock of its Restricted Subsidiaries issued or incurred in accordance with the covenant entitled "—Incurrence of Indebtedness" to the extent such dividends are included in the definition of Fixed Charges;

(6)
the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represent all or a portion of the exercise price thereof;

(7)
the payment of cash in lieu of fractional Equity Interests pursuant to the exchange or conversion of any exchangeable or convertible securities; provided that such payments will not be for the purpose of evading the limitations of this covenant (as determined by the Board of Directors of the Issuer in good faith);

(8)
the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings, the Issuer or any of its Restricted Subsidiaries held by any current or former employee, consultant or director of Holding, the Issuer or any of its Restricted Subsidiaries pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year will not exceed the sum of (a) $5.0 million, with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $15.0 million in any fiscal year; plus (b) the aggregate net cash proceeds received by the Issuer since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Issuer to any current or former employee, consultant or director of the Issuer or any of its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are used to permit a repurchase, redemption or other acquisition under this subclause (b) will be excluded from clause (3)(b) of the preceding paragraph (A);

  (9)
  the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than the provision described under the caption of "—Repurchase at the Option of Holders—Change of Control" or (y) an Asset Sale pursuant to a provision no more favorable to the holders thereof than the provision described under the caption of "—Repurchase at the Option of Holders—Asset Sales;" provided that, in each case, prior to the repurchase, the Issuer has made a Change of Control Offer or Asset Sale Offer, as the case may be, and repurchased all Notes issued under the Indenture that were validly tendered for payment in connection therewith;

  (10)
  any Restricted Payment made pursuant to the terms of any agreement related to the Acquisition (as such agreement is in effect on the Issue Date or amended in a manner not materially adverse to the Holders of the Notes); and

  (11)
  other Restricted Payments in an aggregate amount not to exceed $50.0 million.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

  Incurrence of Indebtedness

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Issuer or any of its Restricted Subsidiaries that are Guarantors may Incur Indebtedness, if the Issuer's Consolidated Leverage Ratio at the time of the Incurrence of such additional Indebtedness, and after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, is less than 4.25 to 1.00.

        The first paragraph of this covenant will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities (including letters of credit or bankers' acceptances issued or created under any Credit Facilities) in an aggregate principal amount at any one time outstanding pursuant to this clause (1) not to exceed $950.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Issuer or any Restricted Subsidiary thereof to permanently repay any such Indebtedness pursuant to the covenant described above under the section entitled "—Repurchase at the Option of Holders—Asset Sales;"

  (2)
  the Incurrence of Existing Indebtedness;

  (3)
  the Incurrence by the Issuer of Indebtedness represented by the Notes (other than Additional Notes) and the Exchange Notes in respect thereof and the related Guarantees;

  (4)
  the Incurrence by the Issuer or any Restricted Subsidiary thereof of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the business of the Issuer or such Guarantor (whether through the direct acquisition of such assets or the acquisition of Equity Interests of any Person owning such assets), in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed the greater of (x) 5.0% of Total Assets and (y) $50.0 million;

  (5)
  the Incurrence by the Issuer or any Restricted Subsidiary thereof of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be Incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (14) of this paragraph;

  (6)
  the Incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Issuer or any of its Restricted Subsidiaries; provided, however, that (a) if the Issuer or any Guarantor is the obligor of such Indebtedness and such Indebtedness is held by a non-Guarantor (other than the Issuer), such Indebtedness must be unsecured and expressly subordinated in right of payment to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary thereof, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the Guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary thereof that was permitted to be Incurred by another provision of this covenant;

  (8)
  the Incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

  (9)
  the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Equity Interests of a Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Equity Interests of a Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary thereof in connection with such disposition;

  (10)
  the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

  (11)
  the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit in respect of workers' compensation claims or self-insurance obligations or bid, performance, appeal or surety bonds (in each case other than for an obligation for borrowed money);

  (12)
  the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

  (13)
  the Incurrence by the Issuer or any Guarantor of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

  (14)
  the Incurrence of Acquired Debt, provided that after giving effect to the Incurrence thereof, the Issuer could Incur at least $1.00 of Indebtedness under the Consolidated Leverage Ratio set forth in the first paragraph above; and

  (15)
  the Incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (15), not to exceed $50.0 million.

        For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this covenant; provided that any refinancing (a "Credit Facility Refinancing") of amounts incurred in reliance on the exception provided by clause (1) of the definition of Permitted Debt will be deemed to have been Incurred in reliance on such clause (1). Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. Additionally, all or any portion of any item of Indebtedness (other than Indebtedness under the Credit Agreement Incurred on the Issue Date and Credit Facility Refinancings, which at all times will be deemed to have been Incurred under clause (1) above) may later be reclassified as having been Incurred pursuant to the first paragraph of this covenant or under any clause of Permitted Debt so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification.

        Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

        The Issuer will not Incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of the Issuer unless it is contractually subordinate in right of payment to the Notes to the same extent. No Guarantor will Incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of such Guarantor unless it is contractually subordinate in right of payment to such Guarantor's Note Guarantee to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

  Liens

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured by a Lien on such property or assets on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the related Note Guarantees, prior or senior thereto, with the same relative priority as the Notes will have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (a)
  pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Issuer or any of its Restricted Subsidiaries (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on any other Capital Stock will not be deemed a restriction on the ability to pay any dividends or make any other distribution);

  (b)
  pay any liabilities owed to the Issuer or any of its Restricted Subsidiaries;

  (c)
  make loans or advances to the Issuer its Restricted Subsidiaries; or

  (d)
  transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions:

  (1)
  existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are, in the good faith judgment of the Issuer's Board of Directors, no more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

  (2)
  set forth in the Indenture, the Notes and the Note Guarantees;

  (3)
  existing under, by reason of or with respect to applicable law, rule, regulation or order;

  (4)
  with respect to any Person or the property or assets of a Person acquired by the Issuer or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

  (5)
  in the case of clause (d) of the first paragraph of this covenant:

  (a)
  that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

    (b)
    existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary thereof not otherwise prohibited by the Indenture,

    (c)
    purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired, or

    (d)
    arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary thereof in any manner material to the Issuer or any Restricted Subsidiary thereof;

  (6)
  existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

  (7)
  on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

  (8)
  existing under, by reason of or with respect to Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  existing under, by reason of or with respect to provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements, limited liability company agreements and other similar agreements and which the Issuer's Board of Directors determines will not adversely affect the Issuer's ability to make payments of principal or interest on the Notes; and

  (10)
  existing under, by reason of or with respect to Indebtedness of any Restricted Subsidiary; provided that the Issuer's Board of Directors determines in good faith at the time such encumbrances or restrictions are created that they do not adversely affect the Issuer's ability to make payments of principal or interest payments on the Notes.

  Merger, Consolidation or Sale of Assets

        The Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving Person) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that, if the Person formed by or surviving such consolidation or merger, or the transferee of such properties or assets is not a corporation, then there will be a co-obligor of the Notes that is a corporation) and (ii) assumes all the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

  (2)
  immediately after giving effect to such transaction, no Default or Event of Default exists;

  (3)
  immediately after giving effect to such transaction on a pro forma basis, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition will have been made, will either (x) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness" or (y) have a Consolidated Leverage Ratio that is lower than the Consolidated Leverage Ratio of the Issuer immediately prior to such transaction;

  (4)
  each Guarantor, unless such Guarantor is the Person with which the Issuer has entered into a transaction under this covenant, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Issuer or the surviving Person in accordance with the Notes and the Indenture; and

  (5)
  the Issuer delivers to the Trustee an Officers' Certificate (attaching the arithmetic computation to demonstrate compliance with the clause (3) above) and Opinion of Counsel, in each case stating that such transaction and such agreement comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

        Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with this covenant, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of the Indenture referring to the Issuer will refer instead to the successor person and not to the Issuer), and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such successor Person had been named as the Issuer in the Indenture. In the event of any such transfer, the predecessor will be released and discharged from all liabilities and obligations in respect of the Notes and the Indenture and the predecessor may be dissolved, wound up or liquidated at any time thereafter.

        In addition, the Issuer and its Restricted Subsidiaries may not, directly or indirectly, lease all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person.

        Notwithstanding the foregoing two paragraphs, the Finance Co. Merger will be permitted under the Indenture with the only requirement under this covenant being that, concurrently with the consummation of the Finance Co. Merger, the Company expressly assumes all of the obligations of Finance Co. under the Indenture, the Notes and the Registration Rights Agreement. Additionally, clauses (2) and (3) above of this covenant will not apply to:

  (i)
  any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries; or

  (ii)
  any transaction if, in the good faith determination of the Board of Directors of the Issuer, the sole purpose of the transaction is to reincorporate the Issuer in another state of the United States.

  Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1)
  such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate of the Issuer or any of its Restricted Subsidiaries; and

  (2)
  the Issuer delivers to the Trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a Board Resolution set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Issuer (if any); and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  transactions between or among the Issuer and/or its Restricted Subsidiaries;

  (2)
  payment of fees to, and indemnification and similar payments on behalf of, directors of the Issuer;

  (3)
  Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "—Restricted Payments" and Permitted Investments (other than pursuant to clauses (3) and (8) thereof);

  (4)
  any issuance or sale of Equity Interests (other than Disqualified Stock) of the Issuer;

  (5)
  transactions pursuant to agreements or arrangements in effect on the Issue Date and described in the offering memorandum for the Original Notes, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Issuer and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

  (6)
  any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Issuer or any of its Restricted Subsidiaries with officers and employees of Holdings, the Issuer or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of Holdings, the Issuer or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans);

  (7)
  payments or loans to employees or consultants in the ordinary course of business;

  (8)
  transactions with a Person that is an Affiliate of the Issuer solely because the Issuer, directly or indirectly, owns Equity Interests in, or controls, such Person; provided that no Affiliate other than the Issuer or its Restricted Subsidiary will have a beneficial interest or otherwise participate in such Affiliate; and

  (9)
  transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the determination of a majority of the disinterested members of the Board of Directors or the senior management of the Issuer, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Issuer may designate any Restricted Subsidiary of the Issuer to be an Unrestricted Subsidiary; provided that:

  (1)
  any Guarantee by the Issuer or any Restricted Subsidiary thereof of any Non-Recourse Debt of the Subsidiary being so designated will be deemed to be an Incurrence of Indebtedness by the Issuer or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under the covenant described above under the caption "—Incurrence of Indebtedness;"

  (2)
  the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Issuer or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption "—Restricted Payments;"

  (3)
  such Subsidiary does not hold any Capital Stock or Indebtedness of, or own or hold any Lien on any property or assets of, or have any Investment in, the Issuer or any other Restricted Subsidiary of the Issuer (other than a Subsidiary of the entity being designated);

  (4)
  the Subsidiary being so designated:

  (a)
  is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary thereof unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

  (b)
  is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (c)
  has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries, except (i) to the extent such Guarantee or credit support would be released upon such designation or (ii) a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder; and

  (5)
  no Default or Event of Default would be in existence following such designation.

        Any designation of a Restricted Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (4) above, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness, Investments, or Liens

on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under the Indenture, the Issuer will be in default under the Indenture.

        The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

  (1)
  such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness (including any Non-Recourse Debt) of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness;"

  (2)
  all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under the covenant described above under the caption "—Restricted Payments;"

  (3)
  all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption "—Liens;" and

  (4)
  no Default or Event of Default would be in existence following such designation.

  Sale and Leaseback Transactions

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Issuer or any Restricted Subsidiary thereof may enter into a Sale and Leaseback Transaction if:

  (1)
  the Issuer or such Restricted Subsidiary, as applicable, could have (a) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the covenant described above under the caption—Incurrence of Indebtedness" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Liens" in which case such Indebtedness and Lien will be deemed to have been so incurred;

  (2)
  the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and

  (3)
  the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Issuer applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

  Guarantees

        The Issuer will not permit any of its Restricted Subsidiaries (other than any Insignificant Subsidiary), directly or indirectly, to Guarantee Indebtedness of the Issuer or any Domestic Restricted Subsidiary unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers to the Trustee an Opinion of Counsel, a joinder to the Registration Rights Agreement and a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee will be senior to or pari passu with such Subsidiary's Guarantee of such other Indebtedness.

        A Guarantor may not sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Guarantor is the surviving corporation, the Person acquiring the property or assets in any such sale, assignment, transfer, conveyance or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture and its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee and joinder, respectively; or

  (b)
  such sale, assignment, transfer, conveyance or other disposition or consolidation or merger complies with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

        The Note Guarantee of a Guarantor will be automatically released:

  (1)
  in connection with any transaction permitted by the Indenture after which such Guarantor would no longer constitute a Restricted Subsidiary of the Issuer, if the sale of Capital Stock, if any, complies with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (2)
  if the Issuer properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under the Indenture;

  (3)
  upon satisfaction and discharge of the Notes as set forth under "—Satisfaction and Discharge" or upon defeasance of the Notes as set forth under "—Legal Defeasance and Covenant Defeasance;" or

  (4)
  solely in the case of a Note Guarantee created pursuant to the first paragraph of this covenant, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to this covenant, except a discharge or release by or as a result of payment under such Guarantee.

  Business Activities

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

  Payments for Consent

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement; provided that this covenant will not be breached if consents, waivers or amendments are sought in connection with an exchange offer for all of the Notes where participation in such exchange offer (1) is limited to Holders who are "qualified institutional buyers", within the meaning of Rule 144A, or non-U.S. Persons, within the meaning of Regulation S and (2) is limited by excluding any Holder or beneficial owners in any jurisdiction where the inclusion of such Holder or beneficial owner would require the Issuer or such Subsidiary to comply with the registration requirements or similar requirements under any securities laws under such jurisdiction or where such solicitation or exchange would be unlawful, in each case as determined by the Issuer in its sole discretion.

  Reports

        The Issuer will furnish to the Trustee and, upon request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (1) and (2) below within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, if the Issuer were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K, if the Issuer were required to file such reports.

        Whether or not required by the SEC, the Issuer will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuer agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuer's filings for any reason, the Issuer will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Issuer were required to file those reports with the SEC.

        Prior to the consummation of the Finance Co. Merger, the Issuer shall be deemed to comply with its obligations hereunder by providing the information and reports of Holdings referred to in clauses (1) and (2) above. Notwithstanding the foregoing, if any parent of the Issuer becomes a Guarantor, the reports, information and other documents required to be filed and provided as described above may be those of the parent, rather than those of the Issuer so long as such filings would satisfy the SEC's requirements.

        In addition, the Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (5) under the caption "—Events of Default" until 60 days after the date any report hereunder is due.

Events of Default and Remedies

        Each of the following is an Event of Default with respect to the Notes:

  (1)
  default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

  (2)
  default in payment when due (whether at maturity, upon acceleration, redemption, required repurchase or otherwise) of the principal of, or premium, if any, on the Notes;

  (3)
  failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions described under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets;"

  (4)
  failure by the Issuer or any of its Restricted Subsidiaries for 30 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by Holders representing 25% or more of the aggregate principal amount of Notes then outstanding to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control" or "—Repurchase at the Option of Holders—Asset Sales" (other than a failure to purchase Notes in connection therewith, which will constitute an Event of Default under clause (2) above);

  (5)
  failure by the Issuer or any of its Restricted Subsidiaries for 60 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by Holders representing 25% or more of the aggregate principal amount of Notes then outstanding to comply with any of the other agreements in the Indenture;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

  (a)
  is caused by a failure to make any principal payment when due at the final maturity of such Indebtedness and prior to the expiration of any grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

  (7)
  failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform) aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

  (8)
  except as permitted by the Indenture, any Note Guarantee with respect to the Notes will be held in any judicial proceeding to be unenforceable or invalid or will cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, will deny or disaffirm its obligations under its Note Guarantee with respect to the Notes; and

  (9)
  certain events of bankruptcy or insolvency with respect to (i) the Issuer or (ii) any Significant Subsidiary of the Issuer (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary).

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to (i) the Issuer or (ii) any Significant Subsidiary of the Issuer (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Issuer (and to the Trustee if given by Holders) specifying the Event of Default. Upon such declaration, the Notes, together with accrued and unpaid interest (including Additional Interest), will become due and payable immediately.

        In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) above, the declaration of acceleration of the Notes will be automatically annulled if the holders of all

Indebtedness described in clause (6) above have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived, and all amounts owing to the Trustee have been paid. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

        The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes. The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

  (1)
  the Holder gives the Trustee written notice of a continuing Event of Default;

  (2)
  the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

  (3)
  such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

  (4)
  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

  (5)
  during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

        However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right will not be impaired or affected without the consent of the Holder.

        The holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest, or Additional Interest, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and all amounts owing to the Trustee have been paid.

        The Issuer is required to deliver to the Trustee annually within 120 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee, within 10 Business Days after the occurrence thereof, a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, stockholder, member, manager or partner of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees related to the Notes ("Legal Defeasance") except for:

  (1)
  the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

  (2)
  the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute Events of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuer will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuer will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default will have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

  (6)
  the Issuer must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Issuer or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an "insider" of the Issuer under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law;

  (7)
  the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others;

  (8)
  if the Notes are to be redeemed prior to their Stated Maturity, the Issuer must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

  (9)
  the Issuer must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes (other than the provisions relating to the covenants described under the caption "—Repurchase at the Option of Holders" and other than the notice periods with respect to a redemption of the Notes);

  (3)
  reduce the rate of or change the time for payment of interest on any Note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any Note payable in money other than U.S. dollars;

  (6)
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

  (7)
  release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

  (8)
  impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

  (9)
  amend, change or modify the obligation of the Issuer to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the caption "Repurchase at the Option of Holders—Asset Sales" after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the caption "Repurchase at the Option of Holders—Change of Control" after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

  (10)
  except as otherwise permitted under the covenants described under the captions "—Certain Covenants—Merger, Consolidation and Sale of Assets" and "—Certain Covenants—Guarantees," consent to the assignment or transfer by the Issuer or any Guarantor of any of their rights or obligations under the Indenture;

  (11)
  amend or modify any of the provisions of the Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes or any Note Guarantee; or

  (12)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  (3)
  to provide for the assumption of the Issuer's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer's or such Guarantor's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

  (6)
  to comply with the provisions described under "—Certain Covenants—Guarantees;"

  (7)
  to evidence and provide for the acceptance of appointment by a successor Trustee;

  (8)
  to provide for the issuance of Additional Notes in accordance with the Indenture; or

  (9)
  to conform the text of the Indenture or the Notes to any provision of this "Description of the Notes" to the extent that such provision of the Indenture or the Notes was intended to conform to the text of this "Description of the Notes."

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

  (1)
  either:

  (a)
  all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

  (b)
  all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption, as the case may be;

  (2)
  no Default or Event of Default will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

  (3)
  the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

  (4)
  the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the Trustee becomes a creditor of the Issuer or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise as provided in the Trust Indenture Act. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Indenture provides that in case an Event of Default will occur and be continuing, the Trustee will be required, in the exercise of its rights and powers vested in it by the Indenture, to use the degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holder of Notes, unless such Holder will have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture and the Notes, including any Note Guarantees, and the rights and duties of the parties thereunder shall be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full description of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means Indebtedness, (1) of a Person existing at the time such Person merges with or into the Issuer or Restricted Subsidiary, or (2) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (3) assumed in connection with the acquisition of assets from such Person and, in each case, not Incurred in connection with, or in contemplation of, such Person merging with or into or becoming a Restricted Subsidiary of the Issuer or such acquisition.

        "Acquisition" means the series of transactions pursuant to which SureWest Communications was merged with and into a wholly-owned subsidiary of Holdings in accordance with the terms and conditions of the Merger Agreement.

        "Additional Interest" means the additional interest that may become payable on the Notes pursuant to the registration rights agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" will have correlative meanings.

        "Applicable Premium" means, at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the principal amount of such Note plus the premium thereon as set out in the table under "Optional Redemption" on June 1, 2016, plus (2) all remaining required interest payments due on such Note through June 1, 2016 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition (each, a "Transfer") of any assets, other than a transaction governed by the provisions of the Indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets;" and

  (2)
  the issuance of Equity Interests by any of the Issuer's Restricted Subsidiaries or the Transfer by the Issuer or any Restricted Subsidiary thereof of Equity Interests in any of its Subsidiaries (other than directors' qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

        Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

  (1)
  any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $5.0 million;

  (2)
  a Transfer of assets or Equity Interests between or among the Issuer and its Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to another Restricted Subsidiary thereof;

  (4)
  a Transfer of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

  (5)
  a Transfer of Cash Equivalents;

  (6)
  a Transfer of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

  (7)
  a Transfer that constitutes a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (8)
  a Transfer of any property or equipment that has become damaged, worn out or obsolete;

  (9)
  the creation of a Lien not prohibited by the Indenture;

  (10)
  any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

  (11)
  licenses of intellectual property;

  (12)
  any disposition of Designated Noncash Consideration; provided that such disposition increases the amount of Net Proceeds of the Asset Sale that resulted in such Designated Noncash Consideration; and

  (13)
  any foreclosure upon any assets of the Issuer or any of its Restricted Subsidiaries pursuant to the terms of a Lien not prohibited by the terms of the Indenture; provided that such foreclosure does not otherwise constitute a Default under the Indenture.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Bank Equity Interests" means Investments in non-voting participation certificates of CoBank, ACB acquired by the Issuer in connection with loans under the Credit Agreement from CoBank, ACB.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" will have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of "Change of Control" and "Continuing Directors," a duly authorized committee thereof;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function;

provided that for so long as the Issuer is a 100% owned Subsidiary of Holdings and Holdings has public Capital Stock, such Board of Directors of the Issuer refers to the Board of Directors of Holdings.

        "Board Resolution" means a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification.

        "Business Day" means any day other than a Legal Holiday.

        "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented thereby at any time will be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  U.S. dollars and foreign currency received in the ordinary course of business or exchanged into U.S. dollars within 180 days;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank organized under the laws of the United States or any state, commonwealth or territory thereof having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody's or A-1 or better from S&P;

  (4)
  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least "A-2" or higher from Moody's or S&P and in each case maturing within one year after the date of acquisition;

  (6)
  securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least "A" by Moody's or S&P and having maturities of not more than one year from the date of acquisition; and

  (7)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Issuer;

  (3)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of Holdings;

  (4)
  the first day on which a majority of the members of the Board of Directors of the Issuer or Holdings are not Continuing Directors;

  (5)
  the Issuer or Holdings consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Issuer, Holdings or a Subsidiary of Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer, Holdings or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Issuer or Holdings, as applicable, outstanding immediately prior to such transaction continues as, or is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person; or

  (6)
  the Issuer ceases to be a wholly-owned Subsidiary of Holdings.

        "Common Stock" means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (2)
  Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

  (3)
  depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), goodwill impairment charges and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

  (4)
  any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, to the extent deducted in computing such Consolidated Net Income; plus

  (5)
  any non-cash Statement of Accounting Standards Codification 815 income (or loss) related to hedging activities, to the extent deducted in computing such Consolidated Net Income; minus

  (6)
  non-cash items increasing such Consolidated Net Income for such period, other than (a) the accrual of revenue in the ordinary course and (b) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase Consolidated Cash Flow in a prior period;

in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Issuer will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Issuer (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Issuer and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Issuer by such Restricted Subsidiary without direct or indirect restriction pursuant to the terms of its charter and all agreements and instruments, applicable to that Subsidiary or its stockholders.

        "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of:

  (1)
  the aggregate outstanding amount of Indebtedness, excluding Hedging Obligations, of the Issuer and its Restricted Subsidiaries as of such date of determination on a consolidated basis (subject to the terms described in the paragraph below) after giving pro forma effect to the incurrence of the Indebtedness giving rise to the need to make such calculation (including a pro forma application of the use of proceeds therefrom) on such date, to

  (2)
  the Consolidated Cash Flow of the Issuer for the most recent four full fiscal quarters for which internal financial statements are available immediately prior to such date of determination.

        For purposes of this definition:

    (a)
    Consolidated Cash Flow will be calculated on a pro forma basis after giving effect to (A) the incurrence of the Indebtedness of the Issuer and its Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness on the date of determination, and (B) any acquisition or disposition of a Person, division or line of business (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of the Issuer or one of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the applicable four-quarter period specified in clause (2) of the preceding paragraph and on or prior to the date of determination, as if such acquisition or disposition (including the incurrence or assumption of any such Indebtedness and also including any Consolidated Cash Flow associated with such acquisition or disposition (but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income)) occurred on the first day of such four-quarter period;

    (b)
    the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, will be excluded; and

    (c)
    pro forma calculations will be made in good faith by a responsible financial or accounting officer of the Issuer.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash (subject, in the case of dividends or distributions paid to a Restricted Subsidiary, to the limitation contained in clause (2) below) to the specified Person or a Restricted Subsidiary thereof (and the net loss of any such Person will be included only to the extent that such loss is funded in cash by the specified Person or a Restricted Subsidiary thereof);

  (2)
  the Net Income (but not the net loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted directly or indirectly, by operation of the terms of its charter or any agreement or instrument, applicable to that Restricted Subsidiary or its equityholders;

  (3)
  the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded; and

  (4)
  the cumulative effect of a change in accounting principles will be excluded.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Issuer or Holdings who:

  (1)
  was a member of such Board of Directors on the Issue Date; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Credit Agreement" means that certain Amended and Restated Credit Agreement dated June 8, 2011, as amended by the First Amendment to Amended and Restated Credit Agreement, dated February 17, 2012, among the Company, Holdings, certain lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, CoBank, ACB, as Syndication Agent and General

Electric Capital Corporation and The Royal Bank of Scotland PLC, as Documentation Agents, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time after the Issue Date (including increases in the amounts available for borrowing thereunder; provided that such increase in borrowing is permitted by the covenant described under "—Certain Covenants—Incurrence of Indebtedness"), regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement and indentures or debt securities) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term debt, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes, bonds or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 123 days after the date on which the Notes mature; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such dates will be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." The term "Disqualified Stock" will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 123 days after the date on which the Notes mature.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Issuer other than a Restricted Subsidiary that is (1) a "controlled foreign corporation" under Section 957 of the Internal Revenue Code (a) whose primary operating assets are located outside the United States and (b) that is not subject to tax under Section 882(a) of the Internal Revenue Code because of a trade or business within the United States or (2) a Subsidiary of an entity described in the preceding clause (1).

        "Earn-out Obligation" means any contingent consideration based on future operating performance of the acquired entity or assets or other purchase price adjustment or indemnification obligation,

payable following the consummation of an acquisition based on criteria set forth in the documentation governing or relating to such acquisition.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private placement of Capital Stock (other than Disqualified Stock) of the Issuer or Holdings (provided that such net cash proceeds are contributed to the common equity capital of the Issuer) to any Person (other than (i) to any Subsidiary thereof and (ii) issuances of equity securities pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

        "Exchange Notes" means any notes issued in exchange for Notes pursuant to the Registration Rights Agreement or similar agreement.

        "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or under the Notes and the related Note Guarantees) in existence on the Issue Date after giving effect to the application of the proceeds of the Notes, until such amounts are repaid.

        "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by a responsible officer of the Issuer, whose determination, unless otherwise specified below, will be conclusive if evidenced by an Officers' Certificate. Notwithstanding the foregoing, if the Fair Market Value exceeds $25.0 million, the determination of Fair Market Value must be evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee certifying that such Fair Market Value has been determined in good faith by a majority of the disinterested members of the Board of Directors of the Issuer (if any).

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, but excluding the amortization or write-off of debt issuance costs; plus

  (2)
  the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (other than a pledge of Equity Interests of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary), whether or not such Guarantee or Lien is called upon; plus

  (4)
  the product of (a) all dividends, whether paid or accrued (but, in the case of accrued, only in the case of (x) Preferred Stock of any Restricted Subsidiary of such Person that is not a Guarantor or (y) Disqualified Stock of such Person or of any of its Restricted Subsidiaries) and whether or not in cash, on any series of Disqualified Stock of such Person or on any series of Preferred Stock of such Person's Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of such

    Person or to such Person or to a Restricted Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

        "Government Securities" means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

        "Guarantee" means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

        "Guarantors" means:

  (1)
  Holdings; provided that such Guarantee by Holdings will only be a Guarantee of (a) the due and punctual payment of the principal of, premium, if any, and interest, and Additional Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other financial obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other financial obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise;

  (2)
  each direct and indirect Restricted Subsidiary of the Company that Guarantees any Indebtedness under the Credit Agreement on the date of the Finance Co. Merger; and

  (3)
  any other Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under any:

  (1)
  interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

  (2)
  commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

  (3)
  foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

        "Holder" means a Person in whose name a Note is registered.

        "Holdings" means Consolidated Communications Holdings, Inc. and its successors and assigns.

        "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and "Incurrence" and "Incurred" will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Issuer, (2) any Indebtedness existing at the time any property or asset is acquired will be deemed to be Incurred by the Issuer or any of its Restricted Subsidiaries at the time such property or asset is acquired by the Issuer or such Restricted Subsidiary and (3) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Issuer or its Restricted Subsidiary as accrued.

        "Indebtedness" means, with respect to any specified Person, any indebtedness or obligations of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  in respect of Capital Lease Obligations and Attributable Debt;

  (5)
  in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; provided that Indebtedness shall not include any Earn-out Obligation or obligation in respect of purchase price adjustment, except to the extent that the contingent consideration relating thereto is not paid within 15 Business Days after the contingency relating thereto is resolved;

  (6)
  representing Hedging Obligations;

  (7)
  representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

  (8)
  in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends,

  if and to the extent any of the preceding items (other than letters of credit and other than clauses (4), (5), (6), (7) or (8)) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

        In addition, the term "Indebtedness" includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) other than a pledge of Equity Interests of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary, provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness will be required to be determined pursuant to the Indenture.

        The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and will be:

  (1)
  the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

  (2)
  the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        "Insignificant Subsidiary" means any Subsidiary of the Issuer that has total assets of not more than $15.0 million and that is designated by the Issuer as an "Insignificant Subsidiary," provided that the total assets of all Subsidiaries that are so designated, as reflected on the Issuer's most recent consolidating balance sheet prepared in accordance with GAAP, may not in the aggregate at any time exceed $35.0 million.

        "Investment Grade" means both BBB- or higher by S&P and Baa3 or higher by Moody's, or the equivalent of such ratings by S&P or Moody's, or, if either S&P and Moody's is not providing a rating on the Notes at any time, the equivalent of such rating by another nationally recognized statistical ratings organization (within the meaning of Section 3(62) of the Exchange Act).

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

        If the Issuer or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Issuer or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

        "Issue Date" means the date of original issuance of the Notes under the Indenture.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Merger Agreement" means the Agreement and Plan of Merger, dated as of February 5, 2012, as amended or supplemented as of the Issue Date, by and among Consolidated Communications Holdings, Inc., SureWest Communications, WH Acquisition Corp. and WH Acquisition II Corp.

        "Moody's" means Moody's Investors Service, Inc. or any of its successors or assigns that is a "nationally recognized statistical rating organization" within the meaning of Section 3(62) of the Exchange Act.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

  (1)
  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

  (2)
  any extraordinary or non-recurring gain, loss, expense or charge (including any one-time expenses related to the Acquisition), together with any related provision for taxes.

        "Net Proceeds" means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale and the sale or other disposition of any such non-cash consideration, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Issuer, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Issuer or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Issuer or any Restricted Subsidiary thereof and (6) appropriate amounts to be provided by the Issuer or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clauses (4) and (6) no longer so held, will, in the case of each of subclause (a) and (b), at that time become Net Proceeds.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  (3)
  as to which either (a) the explicit terms provide that there is no recourse against any of the assets of the Issuer or any Restricted Subsidiary thereof or (b) the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries, in each case other than recourse against the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder.

        "Note Guarantee" means a Guarantee of the Notes pursuant to the Indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Officer" means, with respect to any Person, the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.

        "Officers' Certificate" means a certificate signed on behalf of the Issuer by at least two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer, that meets the requirements of the Indenture.

        "Opinion of Counsel" means an opinion from legal counsel, who may be counsel to or an employee of the Issuer, or other counsel who is reasonably acceptable to the Trustee, that meets the requirements of the Indenture.

        "Permitted Business" means any business conducted or proposed to be conducted (as described in the offering memorandum for the Original Notes) by the Issuer and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related thereto or a reasonable extension or expansion thereof.

        "Permitted Investments" means:

  (1)
  any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of the Issuer; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (5)
  Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

  (6)
  any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, settlement, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (7)
  extensions of trade credit and advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Issuer or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

  (8)
  Investments consisting of purchases and acquisitions of real estate and improvements, inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

  (9)
  commission, payroll, travel and similar advances to officers and employees of the Issuer or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

  (10)
  Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

  (11)
  other Investments in any Person other than any Unrestricted Subsidiary of the Issuer (provided that any such Person is either (i) not an Affiliate of the Issuer or (ii) is an Affiliate of the Issuer (A) solely because the Issuer, directly or indirectly, owns Equity Interests in, or controls, such Person or (B) engaged in bona fide business operations and is an Affiliate solely because it is under common control with the Issuer) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the Issue Date, not to exceed the greater of (x) 5.0% of Total Assets and (y) $50.0 million at the time of such Investment; provided, however, that if an Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of the Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment will thereafter be deemed to have been made pursuant to clause (1) above, and will cease to have been made pursuant to this clause (11);

  (12)
  Investments in Bank Equity Interests received as a qualified patronage distribution from CoBank, ACB as permitted by the Credit Agreement; and

  (13)
  Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since the Issue Date, not to exceed $5.0 million (but, to the extent that any Investment made pursuant to this clause (13) since the Issue Date is sold or otherwise liquidated for cash or designated as a Restricted Subsidiary, minus the lesser of (a) the cash return of capital with respect to such Investment (less the cost of disposition, if any) or the Fair Market Value of such Unrestricted Subsidiary at the time of redesignation, as applicable and (b) the initial amount of such Investment).

        "Permitted Liens" means:

  (1)
  Liens securing obligations in an amount when created or Incurred, together with the amount of all other obligations secured by a Lien under this clause (1) at that time outstanding (and any Permitted Refinancing Indebtedness Incurred in respect thereof), not to exceed the greater of (A) the sum of (i) the amount of Indebtedness Incurred and outstanding at such time under clause (1) of the second paragraph of the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness" plus (ii) the amount of Indebtedness available for Incurrence at such time under clause (1) of the second paragraph of the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness" and (B) the product of (x) 2.50 and (y) the Issuer's Consolidated Cash Flow for the most recent four fiscal quarters for which internal financial statements are available at such time, which Consolidated Cash Flow will be calculated on a pro forma basis in the manner set out in clause (a) of the definition of "Consolidated Leverage Ratio;"

  (2)
  Liens in favor of the Issuer or any Guarantor;

  (3)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness;" provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement;

  (4)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Restricted Subsidiary;

  (5)
  Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Issuer or the Restricted Subsidiary;

  (6)
  Liens securing the Notes and the Note Guarantees in respect thereof;

  (7)
  Liens existing on the Issue Date (excluding any such Liens securing Indebtedness under the Credit Agreement);

  (8)
  Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

  (9)
  pledges of Equity Interests of an Unrestricted Subsidiary securing Non-Recourse Debt of such Unrestricted Subsidiary;

  (10)
  Liens on cash or Cash Equivalents securing Hedging Obligations of the Issuer or any of its Restricted Subsidiaries (a) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

  (11)
  Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other social security obligations;

  (12)
  Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

  (13)
  survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Issuer or any of its Restricted Subsidiaries;

  (14)
  judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

  (15)
  Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

  (16)
  Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuer or any Subsidiary thereof on deposit with or in possession of such bank;

  (17)
  any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale Leaseback Transaction);

  (18)
  Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

  (19)
  Liens imposed by law, including carriers', warehousemen's, mechanics', landlords', materialmen's and repairmen's or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

  (20)
  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (21)
  Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

  (22)
  CoBank, ACB's statutory Lien on the Issuer's Bank Equity Interests; and

  (23)
  Liens securing obligations that do not exceed $50.0 million at any one time outstanding.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (4)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

  (5)
  such Indebtedness is Incurred either (a) by the Issuer or any Guarantor or (b) by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

        "Replacement Assets" means (1) non-current assets (including any such assets acquired by capital expenditures) that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or the Voting Stock of any Person engaged in a Permitted Business that is or will become on the date of acquisition thereof a Restricted Subsidiary of the Issuer.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of such Person (or if no such Person is specified, the Issuer) that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Investors Ratings Services or any of it successors or assigns that is a "nationally recognized statistical rating organization" within the meaning of Section 3(62) of the Exchange Act.

        "Sale and Leaseback Transaction" means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

        "Significant Subsidiary" means any Restricted Subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1 of Regulation S-X of the Securities Act.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Debt" means any Indebtedness of the Issuer or any Guarantor which is subordinated in right of payment to the Notes or the related Note Guarantees, as applicable, pursuant to a written agreement to that effect.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

        "Total Assets" means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer prepared in conformity with GAAP but excluding the value of any outstanding Restricted Investments or Investments made under clause (11) of the definition of Permitted Investments.

        "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to June 1, 2016; provided, however, that if the then remaining term of the Notes to June 1, 2016, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to June 1, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the covenant described under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," and any Subsidiary of such Subsidiary.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

BOOK-ENTRY; DELIVERY AND FORM

The Global Notes

        We will initially issue the Exchange Notes in the form of one or more registered notes in global form, without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate between DTC and the trustee. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. You may hold your beneficial interests in a Global Note directly through DTC if you have an account with DTC or indirectly through organizations which have accounts with DTC. Beneficial interest in a Global Note may not be exchanged for notes in physical, certificated form ("Certificated Notes") except in the limited circumstances described below. All interests in a Global Note may be subject to the procedures and requirements of DTC.

Certain Book-Entry Procedures for the Global Notes

        The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the system or its participants directly to discuss these matter.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with the DTC (collectively, the "participants") and to facilitate the clearance and settlement of securities transactions amongst its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including the initial purchaser under the purchase agreement), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

        We expect that pursuant to procedures established by DTC, upon the deposit of a Global Note with DTC, DTC will credit, on its book-entry registration and transfer system, the amount represented by such Global Note to the accounts of participants. Ownership of beneficial interests in a Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participant's interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Note other than participants).

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Exchange Notes represented by a Global Note to such persons may be limited. In addition, because DTC can act on behalf of its participants, who in turn act on behalf of persons who hold interest through participants, the ability of a person having an interest in Exchange Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC, or its nominee, is the registered holder and owner of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of the Exchange Notes evidenced by the Global Note for all purposes under the indenture. Except as set forth below, as an owner of a beneficial interest in a Global Note, you will not be entitled to have the Exchange Note represented by such Global Note registered in your name, will not receive or be entitled to receive physical delivery of Certificated Notes and will not be considered to be the owner or holder thereof under the indenture for any purpose, including with respect to giving direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a participant or indirect participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of Exchange Notes under the indenture or such Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Exchange Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

        We will make payments of principal of, premium, if any, and interest on Exchange Notes represented by a Global Note registered in the name of and held by DTC or its nominee on the applicable record date to or at the direction of DTC or its nominee, as the case may be, as the registered owner and holder of the Global Notes representing such Exchange Notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the Exchange Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the Exchange Notes will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Exchange Notes, as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in a Global Note held through such participants or indirect participants be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for other aspects of the relationship between DTC and its participants or indirect participants or the participants or indirect participants and the owners of beneficial interests in a Global Note owning through such participants.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

Certificated Notes

        A Global Note is exchangeable for Certificated Notes, if:

  (1)
  DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Issuer fails to appoint a successor depositary;

  (2)
  the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes (DTC has advised the Issuer that, in such event, under its current practices,

    DTC would notify its participants of the Issuer's request, but will only withdraw beneficial interests from a Global Note at the request of each DTC participant); or

  (3)
  there will have occurred and be continuing a Default or Event of Default with respect to the Notes and upon request from DTC.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

        Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related Exchange Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

        The following is a discussion of certain U.S. federal income and estate tax consequences of the purchase, ownership, and disposition of the Notes. The discussion applies only to Notes held as capital assets and acquired at original issuance for their "issue price," which is the first price at which a substantial amount of Notes are sold to the public for cash, excluding sales to underwriters, placement agents or wholesalers. The summary does not address special classes of holders of Notes, such as dealers in securities or currencies, life insurance companies, tax exempt entities, persons that hold a note in connection with an arrangement that completely or partially hedges the note, securities traders that use a mark-to-market method of accounting, banks, persons liable for the alternative minimum tax, persons holding Notes as part of a conversion transaction, a constructive sale or a straddle, certain former citizens or residents of the United States, entities that are treated as partnerships for U.S. federal income tax purposes, or U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Notes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding Notes should consult its own tax advisers.

        The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury regulations, rulings and judicial decisions thereunder, all as of the date of this prospectus. Such authorities may be repealed, revoked or modified so as to produce U.S. federal income tax consequences different from those discussed below.

        Prospective purchasers of Notes should consult their own tax advisors concerning the U.S. federal income and estate tax and any state or local income or franchise tax consequences in their particular situations, as well as any consequences under the laws of any other taxing jurisdiction.

        For a discussion of the U.S. federal income tax consequences of participation in the exchange offer, see "The Exchange Offer—Tax Consequences of the Exchange Offer."

Circular 230 Disclosure

        To ensure compliance with Treasury Department Circular 230, you are notified that: (i) any discussion of U.S. federal income tax issues in this prospectus is not intended or written to be relied upon, and cannot be relied upon, by you for the purpose of avoiding penalties that may be imposed on you under the Code; (ii) such discussion is being used in connection with the promotion or marketing

(within the meaning of Circular 230) of the Notes by us; and (iii) you should seek advice based on your particular circumstances from an independent tax advisor.

U.S. Holders

        For purposes of this discussion, a "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source and (iv) a trust, if either (A) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) a valid election is in effect under applicable Treasury regulations to be treat such trust as a U.S. person. If you are not a U.S. Holder, you should refer to the section "Non-U.S. Holders" below.

  Payments of Interest

        It is expected, and the following discussion assumes, that the Notes will not be issued with original issue discount, or OID, for U.S. federal income tax purposes. Accordingly, payments of stated interest on a note will be taxable to a U.S. Holder as ordinary interest income at the time they are received or accrued, depending on the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

        It is possible that the payment of additional amounts to all holders of the Notes upon the occurrence of a Change of Control, as described under "Description of the Notes—Change of Control" above or in the event we fail to comply with certain registration obligations, as described under "The Exchange Offer—Purpose and Effect of the Exchange Offer" above, could cause the Notes to be treated as contingent payment debt instruments. Although the matter is not free from doubt, we intend to take the position that the possibility of these additional payments will not cause the Notes to be treated as contingent payment debt instruments under the applicable Treasury regulations. Because of the lack of directly applicable authority, however, we can provide no assurance that the Notes will not be treated as contingent payment debt instruments. Our position that the Notes are not contingent payment debt instruments is binding on each U.S. Holder unless such holder discloses its contrary position to the Internal Revenue Service (the "IRS") in the manner required by applicable Treasury regulations.

        Our position that the Notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS were to successfully challenge our position, and the Notes were treated as contingent payment debt instruments, U.S. Holders would be required, among other potential adverse consequences, to accrue interest income at a rate slightly higher than the stated interest rate on the Notes (regardless of such U.S. Holder's regular method of accounting for U.S. federal income tax purposes), and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. U.S. Holders are urged to consult their own tax advisors regarding the possibility that the Notes may be contingent payment debt instruments. The balance of this discussion assumes that the Notes are not treated as contingent payment debt instruments.

  Disposition of the Notes

        A U.S. Holder generally will recognize gain or loss upon the sale, retirement or other taxable disposition of a note, equal to the difference between the amount realized (less an amount equal to any accrued and unpaid interest, which will be taxable as ordinary interest income as discussed above to the extent not previously included in income by the U.S. Holder) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note will, in general, be its cost for such note. The amount realized will equal the sum of cash and the fair market value of any other property received on the sale, retirement or other taxable disposition. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder's holding period of the note exceeds one year. Net long-term capital gain of non-corporate U.S. Holders is currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.

  Backup Withholding and Information Reporting

        A U.S. Holder may be subject to a backup withholding on interest payments received on the Notes or on the proceeds received upon the sale, retirement or other disposition of such Notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt from backup withholding and:

  •
  fails to furnish its taxpayer identification number, which, for an individual, is ordinarily his or her social security number;

  •
  furnishes an incorrect taxpayer identification number;

  •
  is notified by the IRS that such holder is subject to backup withholding because it has failed to properly report payments of interest or dividends; or

  •
  fails to certify, under penalties of perjury, that it has furnished its correct taxpayer identification number and that the IRS has not notified the U.S. Holder that it is subject to backup withholding.

        U.S. Holders should consult their personal tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund, if they timely provide certain information to the IRS.

        In general, information reporting requirements will apply to payments of principal and interest on a note and the proceeds of the sale of a note before maturity within the United States to non-exempt U.S. Holders.

Non-U.S. Holders

        As used herein, a "Non-U.S. Holder" is a person or entity that, for U.S. federal income tax purposes, is neither a U.S. Holder nor a partnership (including an entity treated as a partnership for U.S. federal income tax purposes).

  Payments of Interest

        If the interest income on the Notes is not effectively connected with the conduct of a trade or business within the United States (and if certain tax treaties apply, such interest is not attributable to a permanent establishment or fixed base in the United States) as described below, then payments of such interest by us or any paying agent to a Non-U.S. Holder will not be subject to withholding of U.S. federal income tax under the "portfolio interest" exemption if the Non-U.S. Holder (1) does not actually or constructively own 10% or more of the combined voting power of all classes of our stock, (2) is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, (3) is not a controlled foreign corporation related to us directly or constructively through stock ownership and (4) provides appropriate certification.

        Under current law, the certification requirement will be met if either:

  •
  In accordance with specified procedures, the Non-U.S. Holder provides to us or our paying agent an IRS Form W-8BEN (or a suitable substitute or successor form) that is signed under penalties of perjury, includes its name and address, and contains a certification that the holder is not a U.S. person; or

  •
  the Non-U.S. Holder provides an IRS Form W-8BEN (or a suitable substitute or successor form), signed under the penalties of perjury, to an institution such as a securities clearing organization, bank, or other financial institution who holds customers' securities in the ordinary course of its trade or business and holds the Notes on behalf of a beneficial owner, and (b) the institution certifies to us, or our paying agent, under the penalties of perjury, that such statement has been received by it from the beneficial owner, directly or through another intermediary financial institution, and furnishes us or our paying agent with a copy thereof.

        Treasury regulations provide alternative documentation procedures for satisfying the certification requirement described above. Such regulations add intermediary certification options for certain qualifying agents.

        Interest payments to a Non-U.S. Holder that do not qualify for the portfolio interest exemption will be subject to U.S. withholding tax at a 30% rate unless (A) such holder provides a properly completed IRS Form W-8BEN (or other appropriate form) claiming an exemption from or reduction in withholding under an applicable tax treaty, or (B) such interest is effectively connected with such holder's conduct of a U.S. trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base in the United States) and such holder provides a properly completed IRS Form W-8ECI (or other appropriate form).

  Disposition of the Notes

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, exchange, redemption or retirement at maturity of a note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base in the United States) as described below, or (ii) in the case of a Non-U.S. Holder who is an individual, such Non-U.S. Holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are met.

  Effectively Connected Income or Gain

        If any income or gain on the Notes is "effectively connected with the conduct of a trade or business within the United States" by the Non-U.S. Holder (and if an applicable treaty applies, such income or gain is attributable to a permanent establishment or fixed base in the United States of a Non-U.S. Holder), such income or gain will be subject to tax essentially in the same manner as if the Notes were held by a U.S. Holder, as discussed above. In the case of a corporate Non-U.S. Holder, the portion of its earnings and profits effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to such holder's permanent establishment in the United States) may also be subject to the branch profits tax, currently at a 30% rate (or a reduced rate, if specified by an applicable income tax treaty). However, any income or gain in respect of the Notes would be exempt from U.S. withholding tax if the Non-U.S. Holder claims the exemption by providing a properly completed IRS Form W-8ECI (or other appropriate form).

  Backup Withholding and Information Reporting

        U.S. information reporting requirements and backup withholding will not apply to payments of principal and interest on a note to a Non-U.S. Holder provided that a certification of Non-U.S. Holder status, as discussed above, has been received and neither the Company nor its paying agent has actual knowledge that the payee is not a Non-U.S. Holder. However, information reporting on IRS Form 1042-S may still apply with respect to interest payments and payments of proceeds from a sale of a note effected at a U.S. office of a broker.

        Information reporting requirements and backup withholding will generally not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), provided that such broker (1) is not a U.S. person, (2) derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States, (3) is not a controlled foreign corporation as to the United States and (4) not a foreign partnership doing business in the United States or in which U.S. persons own more than 50% of the income or capital interests (a person described in (1), (2), (3) and (4) being hereinafter referred to as a "foreign controlled person"). Payment of the proceeds of the sale of a note effected outside the United States by a foreign office of any broker that is not a foreign controlled person will generally not be subject to backup withholding, but will generally be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

        Non-U.S. Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of any procedure for obtaining an exemption from withholding, information reporting and backup withholding under current Treasury regulations. Backup withholding is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

U.S. Federal Estate Tax

        If you are an individual and are not a U.S. citizen or a resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of your death, your Notes generally will not be subject to the U.S. federal estate tax, unless, at the time of your death:

  •
  you actually or constructively own 10% or more of the total combined voting power of all of our outstanding stock; or

  •
  your interest on the Notes is effectively connected with your conduct of a U.S. trade or business.

CERTAIN ERISA CONSIDERATIONS

General

        The U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the plan.

        Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, or an entity deemed to hold the assets of such plans (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

        Any Plan fiduciary which proposes to cause a Plan to purchase the Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

        Non-U.S. plans, governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to non-US, state, local or other federal laws or regulations that are similar to the foregoing provisions of ERISA and the Code ("Similar Law"). Fiduciaries of any such plans should consult with their counsel before purchasing the Notes to determine the need for, and the availability, if necessary, of any exemptive relief under any such law or regulations.

Prohibited Transaction Exemptions

        The fiduciary of a Plan that proposes to purchase and hold any Notes should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, the Company, the initial purchaser, the lenders under our credit agreement or any of their respective affiliates. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold the Notes on behalf of a Plan, Section 408(b)(17) of ERISA or Prohibited Transaction Class Exemption ("PTCE") 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the notes.

        By its purchase or acceptance of a Note, the holder thereof will be deemed to have represented and warranted that either:

          (i)  no assets of a Plan or non-U.S., governmental or church plan have been used to acquire such Note or an interest therein or (ii) the purchase and holding of such Note, or an interest therein, by such person do not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Similar Law.

        Each Plan fiduciary (and each fiduciary for non-U.S., governmental or church plans subject to Similar Law) should consult with its legal advisor concerning the potential consequences to the plan under ERISA, Section 4975 of the Code or such Similar Laws of an investment in the notes.

 PLAN OF DISTRIBUTION

        If you want to participate in the exchange offer, you must represent, among other things, that:

  •
  any Exchange Notes to be received by you will be acquired in the ordinary course of your business;

  •
  you are not engaged in, and do not intend to engage in, and you have no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes;

  •
  you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of us or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable; and

  •
  you are not acting on behalf of any person who could not truthfully make the foregoing representations.

        If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters issued to third parties not related to us referred to above under "The Exchange Offer—Resale of the Exchange Notes" and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes. Each broker-dealer that holds Original Notes and that were acquired for its own account as a result of market-making activities or other trading activities may exchange such Original Notes for Exchange Notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer to satisfy such prospectus delivery requirement. We have agreed in the registration rights agreement to keep the exchange offer registration statement of which this prospectus forms a part continuously effective, supplemented and amended as required by the registration rights agreement to the extent necessary to ensure that it is available for resales of the Exchange Notes acquired by broker-dealers for their own accounts, if requested by one or more broker-dealers, as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of the registration rights agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period ending on the earlier of (i) 180 days after the consummation of the exchange offer and (ii) the date on which all broker-dealers have disposed of all their registrable securities. In addition, until July 2, 2013, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of Exchange Notes. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        During the 180-day (or shorter as provided in the second paragraph of this section) period, we will promptly provide sufficient copies of this prospectus and any amendment of the exchange offer supplement to this prospectus to any broker-dealer that requests such documents.

        We have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel) other than discounts, commissions or transfer taxes of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters in connection with the Exchange Notes and the guarantees have been passed upon for the Company and the Guarantors by Schiff Hardin LLP, Chicago, Illinois. Certain legal matters in connection with guarantees have been passed upon by Naman, Howell, Smith & Lee, PLLC

EXPERTS

        The consolidated financial statements of Consolidated Communications Holdings, Inc. appearing in Consolidated Communications Holdings, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2012, and the effectiveness of Consolidated Communications Holdings, Inc.'s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of SureWest Communications appearing in SureWest Communications' Annual Report (Form 10-K) for the year ended December 31, 2011, and the effectiveness of SureWest Communications' internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The financial statements of Pennsylvania RSA No. 6 (II) Limited Partnership as of December 31, 2012 and 2011, and for each of the three years ended December 31, 2012, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein, and are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        We have not authorized any dealer or salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus unless the information specifically indicates that another date applies.

        Until July 2, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CONSOLIDATED COMMUNICATIONS, INC.

OFFER TO EXCHANGE
$300,000,000 OF 10.875% SENIOR NOTES DUE 2020
FOR
$300,000,000 OF 10.875% SENIOR NOTES DUE 2020
WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

UNCONDITIONALLY GUARANTEED BY
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND
CERTAIN SUBSIDIARIES OF CONSOLIDATED
COMMUNICATIONS, INC.

PROSPECTUS

April 3, 2013